Exhibit 10.24

Execution Version

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

LOAN AND SECURITY AGREEMENT

dated as of April 30, 2018

between

QUICKEN LOANS INC.,
as the Borrower,

and

FEDERAL HOME LOAN MORTGAGE CORPORATION,

also known as FREDDIE MAC,

solely in its capacity as the Lender

i

v

Schedules

Schedule 1.01(a)	Initial Covered Mortgage Loans
Schedule 1.01(b)	Pledged Seller/Servicer Numbers
Schedule 6.01(a)	Formation and Good Standing
Schedule 6.01(b)	Licenses
Schedule 6.02(g)	Trade Names
Schedule 6.24	Existing Material Debt Facilities

Exhibits

Exhibit A	Form of Borrowing Base Certificate
Exhibit B	Form of Borrowing Base Report
Exhibit C	Form of Promissory Note
Exhibit D	Form of Notice of Borrowing
Exhibit E	Form of Prepayment Notice
Exhibit F	Form of Compliance Certificate
Exhibit G	Form of Trigger Event Report
Exhibit H	Form of Commitment Increase Amendment

This LOAN AND SECURITY AGREEMENT (as amended, supplemented or otherwise modified, this “Agreement”), dated as of April 30, 2018, is by and between QUICKEN LOANS INC., a Michigan corporation (together with its permitted successors and assigns, the “Borrower”), and the FEDERAL HOME LOAN MORTGAGE CORPORATION, also known as FREDDIE MAC, a government-sponsored enterprise, solely in its capacity as the lender hereunder (together with its successors and permitted assigns in such capacity, the “Lender”; the Lender and the Borrower are hereinafter sometimes referred to individually as a “Party”, and collectively as the “Parties”).

BACKGROUND

A.            The Borrower has asked the Lender to extend credit to the Borrower consisting of a revolving loan facility in the aggregate principal amount of up to the Commitment Amount.

B.            The Borrower has agreed to secure all of its Obligations by granting to the Lender, a first priority lien on the Collateral.

C.            The Lender has agreed, subject to the terms and conditions of this Agreement, to provide such financing to the Borrower.

D.            The Federal Home Loan Mortgage Corporation, also known as Freddie Mac, a government-sponsored enterprise, solely in its capacity as the owner or the guarantor of the mortgage loans which are now, or which hereafter are serviced, directly or indirectly, by the Borrower pursuant to the terms and conditions of the Servicing Contract (as defined below) (solely in such capacity, and together with its successors and permitted assigns in such capacity, the “Owner”), granted its consent hereto by its execution and delivery of the Acknowledgment Agreement (as defined below), pursuant to which, among other things, the Lender acknowledged and agreed that its rights with respect to the Collateral are subject and subordinate to all rights, powers, and prerogatives of the Owner under the Purchase Documents (as defined below), at law, or in equity, including, without limitation, the rights of the Owner: (i) to terminate or suspend (in whole or in part) the Borrower as an approved Freddie Mac Seller/Servicer (whether pursuant to a Termination With Cause or a Termination Without Cause (as such terms are defined in the Acknowledgment Agreement)); (ii) to terminate or suspend (in whole or in part) the Servicing Contract (whether pursuant to a Termination With Cause or a Termination Without Cause); (iii) to cause a sale and transfer of all or any portion of the Servicing Contract, as provided in the Purchase Documents; and (iv) to payment of all of the Owner’s Claims and the Owner’s Servicing Transfer Costs (as such terms are defined in the Acknowledgment Agreement).

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01 Definitions; Construction.

(a) Capitalized terms defined in the preamble, the background hereto or elsewhere in this Agreement shall have the meaning given to such terms when used elsewhere in this Agreement. In addition, where used in this Agreement the following terms have the meanings as indicated:

“Acknowledgment Agreement” means that certain Acknowledgment Agreement, dated as of April 30, 2018, by and among the Owner, the Borrower and the Lender, as secured party, as may be amended, restated, supplemented or otherwise modified.

“Advance Rate” means [***]; provided, that upon the occurrence of a Trigger Event the Advance Rate shall be [***]; provided, further, that, so long as no Event of Default has occurred and is continuing, the Advance Rate shall return to [***] upon, (i) in the case of a Portfolio Delinquency Event, both the Freddie/Fannie Portfolio Delinquency Rate remaining below [***] and the Ginnie Portfolio Delinquency Rate remaining below [***] for a period of [***], and (ii) in the case of an Aged Repurchase Trigger, the total aggregate unpaid principal balance of mortgage loans serviced by the Borrower for which there are Aged Repurchase Requests remaining below one percent [***] of the total unpaid principal balance of all Serviced Loans for a period of [***].

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person; provided that each other Agency shall be specifically excluded as an Affiliate of the Lender. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person, or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Aged Repurchase Request” means, with respect to any Serviced Loan, any repurchase request that is more than [***] beyond applicable appeals and/or independent dispute resolution deadlines for such Serviced Loan.

“Aged Repurchase Trigger” means, at any time during the term of the Loan, the total aggregate unpaid principal balance of Serviced Loans for which there are Aged Repurchase Requests exceeds [***] of the total unpaid principal balance of all Serviced Loans.

“Agency” means each of Fannie Mae, Freddie Mac (other than in its capacity as the Lender) and Ginnie Mae.

“Agreement” has the meaning set forth in the preamble hereof.

“Amortization Period” means the period of time from and after the earlier of (a) an Approval Failure that remains uncured for five (5) Business Days, and (b) the date that is three (3) years after the Closing Date, to the Maturity Date, as such date may be extended pursuant to Section 2.14.

“Amortization Term-Out Amount” means the Outstanding Aggregate Loan Amount as determined on the first day of the Amortization Period.

“Ancillary Income” means all income derived from a Covered Mortgage Loan (other than payments or other collections in respect of principal, interest, escrow payments and prepayment penalties attributable to such Covered Mortgage Loan, and other than payments made by the Owner with the exception of advance reimbursements) and to which the Borrower is entitled in accordance with the Guide and the other Purchase Documents, including, but not limited to (i) all late charges, fees received with respect to checks or bank drafts returned by the related bank for insufficient funds, assumption fees, optional insurance administrative fees, all interest, income, or credit on funds deposited in the escrow accounts and custodial accounts (to the extent permitted by law) or other receipts on or with respect to such Covered Mortgage Loan (subject to the Guide, the other Purchase Documents and Applicable Laws), and (ii) reconveyance fees, subordination fees, speedpay fees, mortgage pay on the web fees, automatic clearing house fees, demand statement fees, modification fees, if any, and other similar types of fees arising from or in connection with any Covered Mortgage Loan to the extent not otherwise payable by the mortgagor under Applicable Laws or pursuant to the terms of the related mortgage note.

“Anti-terrorism Law” means any Applicable Law relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time, including, without limitation, the PATRIOT Act, The Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (also known as the “Bank Secrecy Act”), the Trading With the Enemy Act (50 U.S.C. § 1 et seq.) and Executive Order 13224 (effective September 24, 2001).

“Applicable Law” means as to any Person, any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Applicable Margin” means (a) from the Closing Date until the first day of the month in which the Market Value of all Eligible Pledged Servicing ceases to be at least [***] of the Commitment Amount, [***], and (b) at all times thereafter, [***]. By way of further clarification, after clause (b) above becomes applicable, clause (a) will no longer be applicable, notwithstanding any increase in the Market Value of all Eligible Pledged Servicing thereafter.

“Approval Failure” has the meaning set forth in Section 3.03(e).

“Availability Period” means, the period from and including the Closing Date to the earliest of (i) the date that is three (3) years after the Closing Date, as such date may be extended pursuant to Section 2.14, (ii) the date of termination of the Commitment pursuant to Section 2.06, and (iii) the date of termination of the Commitment of the Lender to make Loans pursuant to Section 10.02.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, or any similar federal or state law for the relief of debtors.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the average of (a) the Federal Funds Rate plus [***] plus the Applicable Margin, and (b) the Prime Rate.

“Blocked Person” means any Person that (i) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”) or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo programs, or (ii) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Applicable Law.

“Borrower” has the meaning set forth in the preamble hereof.

“Borrowing Base” means, at any time, an amount equal to the product of (i) the Advance Rate and (ii) the mostly recently determined aggregate Market Value of all Eligible Pledged Servicing.

“Borrowing Base Certificate” means a certificate signed by a Responsible Officer of the Borrower and setting forth the calculation of the Borrowing Base, substantially in the form of Exhibit A.

“Borrowing Base Deficiency” has the meaning set forth in Section 2.07(c)(ii).

“Borrowing Base Report” means the borrowing base report, substantially in the form of Exhibit B, or otherwise in a format agreed upon in writing between the Borrower and the Lender, delivered by the Lender in accordance with Section 2.04.

“Borrowing Base Shortfall Day” has the meaning set forth in Section 2.07(c)(ii).

“Business Day” means (i) for all purposes other than as covered by subsection (ii) below, a “Business Day” as defined in the Guide, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Loans bearing interest based on LIBOR, any day which is a Business Day described in subsection (i) and which is also a London Banking Day.

“Calculation Agent” will be the Lender unless the Lender specifies otherwise in a written notice to the Borrower.

“Capitalized Lease” means any lease of (or other arrangement conveying the right to use) real or personal property by the Borrower or any of its consolidated Subsidiaries as lessee that is required under GAAP to be capitalized on the balance sheet of the Borrower and its consolidated Subsidiaries.

“Capitalized Lease Obligations” means obligations of the Borrower and its consolidated Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (i) securities with maturities of [***] or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof, (ii) certificates of deposit and eurodollar time deposits with weighted average maturities of [***] or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of [***] and a rating of at least A+ from S&P or A-1 from Moody’s, (iii) repurchase obligations of any commercial bank satisfying the requirements of clause (ii) of this definition, having a term of not more than [***] with respect to securities issued or fully guaranteed or insured by the United States government, (iv) securities with weighted average maturities of [***] or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A+ by S&P or A-1 by Moody’s, (v) securities with maturities of [***] or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (ii) of this definition, (vi) money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (i) through (v) of this definition that comply with the criteria set forth in Rule 2-a7 under the Investment Company Act, are rated either AAA by Moody’s or Aaa by S&P, and that have a weighted average maturity of ninety (90) calendar days or less, (vii) [***] of the market value as of the date of determination of such marketable securities that are then held in the Borrower’s investment securities accounts, less any margin or other Indebtedness secured by any of such accounts, or (viii) the Maximum Current Advance Capacity.

“Change in Law” means the occurrence after the date of this Agreement of (i) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment, mandate or treaty, (ii) any change in any law, rule, regulation, mandate or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, mandate, regulation or treaty, or (iii) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided that, notwithstanding anything herein to the contrary (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued (each of (x) and (y), a “DF/Basel Change”), it being agreed and understood that, notwithstanding any of the foregoing, to the extent that (A) any DF/Basel Change has been fully enacted, adopted and issued prior to the Closing Date and (B) there is no change in the terms of such DF/Basel Change or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof after the date hereof, then such DF/Basel Change shall not be deemed to be a “Change in Law”.

“Change of Control” means the owners of the Borrower as of the Closing Date and/or such owners’ Affiliates and Family Affiliates failing to own, directly or indirectly, at least 50.01% of the Equity Interests of the Borrower. For the avoidance of doubt, any public offering of the Borrower shall not be deemed a Change of Control.

“Closing Date” means the date on which all of the conditions set out in Section 5.01 are satisfied to the satisfaction of the Lender.

“Code” means the Internal Revenue Code of 1986, as amended, restated or replaced from time to time.

“Collateral” has the meaning set forth in Section 4.01.

“Collection Account” means deposit account number [***] established by the Borrower on or before the Closing Date with Bank of America, N.A., or such other replacement collection account as may be established after the Closing Date at a financial institution acceptable to the Lender.

“Commitment” means the obligation (as set forth in, and limited by the terms of, this Agreement) of the Lender to make Loans in an aggregate principal amount not to exceed the Commitment Amount.

“Commitment Amount” means [***], as the same may be changed from time to time in writing pursuant to the terms hereof.

“Compliance Certificate” means a certificate in form acceptable to the Lender substantially in the form of Exhibit F hereto.

“Control Agreement” means, with respect to the Collection Account, an agreement, in form and substance satisfactory to the Lender, among the Lender, the financial institution at which such account is maintained, and the Borrower, effective to grant “control” (as defined under the applicable UCC) over such account to the Lender.

“Control Notice” means a “notice of exclusive control” (or comparable term) as defined in the Control Agreement.

“Copyrights” means any and all rights in any published and unpublished works of authorship owned by the Borrower, including (i) copyrights and moral rights, (ii) all renewals, extensions, restorations and reversions thereof, (iii) copyright registrations and recordings thereof and all applications in connection therewith, (iv) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (v) the right to sue for past, present, and future infringements thereof, and (vi) all of the Borrower’s rights corresponding thereto throughout the world.

“Covered Mortgage Loan” means each mortgage loan which either (i) is referenced on Schedule 1.01(a) hereto, or (ii) is now, or which hereafter is, serviced by the Borrower for the Owner under the Servicing Contract with respect to any Pledged Seller/Servicer Number.

“Credit Bid” means, an offer submitted by the Lender to acquire all or any portion of the Collateral in exchange for and in full and final satisfaction of all or a portion (as determined by the Lender) of the claims and Obligations under this Agreement and other Loan Documents.

“Debt for Borrowed Money” means any obligations created, issued or incurred by the Borrower for borrowed money (whether by loan, the issuance and sale of debt securities or otherwise).

“Debtor Relief Law” means the Bankruptcy Code and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions in effect from time to time.

“Default” means any event that, with the giving of notice or lapse of time, or both, would become an Event of Default.

“Default Rate” means, with respect to any Loan, and any late payment of fees or other amounts due hereunder, the Interest Rate for the relevant Interest Period (and for all successive Interest Periods during which any Loan, fees or other amounts due hereunder are delinquent), plus [***] per annum.

“Deposits” means deposits commencing on the applicable Reset Date.

“Designated Reuters Page” means the display of ICE Benchmark Administration interest settlement rates for Deposits in Dollars on Reuters Page LIBOR01, or any successor page or such other page (or any successor page) on that service or any successor service reporting LIBOR.

“Determination Date” means the second London Banking Day preceding the applicable Reset Date.

“Dispute Date” has the meaning set forth in Section 2.04(b)(ii).

“Dispute Value” has the meaning set forth in Section 2.04(b)(iii).

“Dollars” means the lawful currency of the United States.

“Eligible Pledged Servicing” means all Pledged Servicing subject to the Acknowledgment Agreement; provided, that Eligible Pledged Servicing shall not include any (i)

Surplus Proceeds, (ii) Pledged Termination Fee Rights, or (iii) Pledged Servicing that have not yet been included in the Collateral on the day before the date on which (x) the Owner refuses to accept and process any Guide Form 981 submitted by the Borrower to the Owner or (y) “Suspension” has occurred under, and as defined in, the Acknowledgment Agreement, for so long as such “Suspension” is in effect under the Acknowledgment Agreement.

“Environmental Law” means any and all Federal, state, foreign, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Applicable Law (including common law) as now or may at any time hereafter be in effect, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or, to the extent relating to exposure to substances that are harmful or detrimental to the environment, or human health or safety.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any Guarantor or any of their respective Subsidiaries directly or indirectly resulting from or based upon (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) exposure to any Hazardous Materials, (iv) the release or threatened release of any Hazardous Materials into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means (i) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (ii) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means, with respect to the Borrower, any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which would be deemed to be a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Event of Default” has the meaning set forth in Section 10.01.

“Excluded Taxes” means any of the following Taxes, imposed on or with respect to the Lender (i) Taxes imposed on or measured by net income (however denominated), and franchise Taxes, (ii) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction.

“Facility” means the revolving credit facility provided to the Borrower by the Lender pursuant to this Agreement.

“Family Affiliates” shall mean (i) Family Members, (ii) Family Trusts, (iii) Family Entities and (iv) Family Charities.

“Family Charity” shall mean an organization described in Section 501(c)(3) of the Code, (i) that is controlled by Family Members or (ii) that has received substantially all its support from Family Members, Family Trusts and/or Family Entities.

“Family Entity” shall mean (i) a partnership, limited liability company, corporation or association in which the sole beneficial owners are, directly or indirectly, Family Members, Family Trusts and/or other Family Entities.

“Family Member” shall mean (i) any individual who is a descendant (including by adoption) of the parents of Dan Gilbert or the parents of Dan Gilbert’s spouse, (ii) any individual who is a current or former spouse of any such descendant and (iii) the estate of any such descendant or spouse.

“Family Trust” shall mean an inter vivos or testamentary trust of which the primary beneficiaries are Family Members, Family Entities and/or Family Charities.

“Fannie Mae” means Fannie Mae, also known as the Federal National Mortgage Association, or any successor thereto or assigns thereof.

“Federal Funds Rate” means, for any day the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Lender (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate reasonably determined by the Calculation Agent at such time (which determination shall be conclusive absent manifest error); provided however, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be the “open” rate on the immediately preceding Business Day, and (b) if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Financial Statements” has the meaning set forth in Section 6.15.

“Five-Year Treasuries Rate” means the index published by the Federal Reserve Board from time to time, based upon the average yield of a range of Treasury securities, all adjusted to the equivalent of a five-year maturity.

“Freddie Mac” means Freddie Mac, also known as the Federal Home Loan Mortgage Corporation, or any successor thereto or assigns thereof.

“Freddie/Fannie Portfolio Delinquency Rate” means the ratio of (i) the unpaid principal balance of all residential mortgage loans which are serviced by the Borrower for the Owner and Fannie Mae collectively that have monthly payments that are sixty (60) calendar days or more past due (calculated in accordance with the MBA delinquency calculation methodology) to (ii) the unpaid principal balance of all such residential mortgage loans.

“Funding Date” means, as to any Loan, the date such Loan is made hereunder, as provided in Section 2.01 hereof.

“GAAP” means United States Generally Accepted Accounting Principles inclusive of, but not limited to, applicable statements of Financial Accounting Standards issued by the Financial Accounting Standards Board, its predecessors and successors and SEC Staff Accounting Guidance as in effect from time to time.

“Ginnie Mae” means Ginnie Mae, also known as the Government National Mortgage Association, or any successor thereto or assigns thereof.

“Ginnie Portfolio Delinquency Rate” means the ratio of (i) the unpaid principal balance of all residential mortgage loans which are serviced by the Borrower for Ginnie Mae that have monthly payments that are sixty (60) calendar days or more past due (calculated in accordance with the MBA delinquency calculation methodology) to (ii) the unpaid principal balance of all such residential mortgage loans.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any municipality and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantor” means any Person who becomes a guarantor of the Obligations hereunder.

“Guaranty” means any Guaranty Agreement, by Guarantor in favor of the Lender, as such agreement may be amended, restated, modified or supplemented from time to time in accordance with its terms.

“Guide” means the Freddie Mac Single-Family Seller/Servicer Guide (published, as of the Closing Date, at https://www.allregs.com/tpl/Main.aspx), as it may be amended, restated, modified or supplemented from time to time.

“Hazardous Materials” means (i) any gasoline, petroleum or petroleum products or byproducts, radioactive materials, friable asbestos or asbestos-containing materials, urea-formaldehyde insulation, polychlorinated biphenyls and radon gas, and (ii) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Hedging Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity agreements, forward securities transactions and other similar agreements or arrangements designed to protect against fluctuations in interest rates, currency values or commodity values, in each case to which the Borrower is a party.

“Indebtedness” means as to any Person, (i) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person), (ii) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) calendar days of the date the respective goods are delivered or the respective services are rendered, (iii) indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person, (iv) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person, (v) Capitalized Lease Obligations of such Person, (f) obligations of such Person under repurchase agreements or like arrangements, (vi) indebtedness of others guaranteed by such Person, (vii) obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person, (viii) indebtedness of general partnerships of which such Person is a general partner, (ix) any other indebtedness of such Person by a note, bond, debenture or similar instrument, and (x) and to the extent not otherwise included in this definition, obligations under any Hedging Agreement.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that the amount of any obligations under Hedging Agreements on any date shall be deemed to be, after taking into account the effect of any legally enforceable netting agreement relating to such obligations, (a) for any date on or after the date such obligations have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such obligations, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such obligations.

“Indemnified Party” has the meaning set forth in Section 11.03(b).

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under any Loan Document, and (ii) to the extent not otherwise described in (i), Other Taxes.

“Insolvency or Liquidation Proceeding” means, with respect to any Person: (i) any case commenced by or against such Person under the Bankruptcy Code or any other Debtor Relief Law, any other proceeding for the reorganization, recapitalization, adjustment or marshalling of the assets or liabilities of such Person, any receivership or assignment for the benefit of creditors relating to such Person or any similar case or proceeding relative to such Person or its creditors, whether voluntary or involuntary; (ii) any liquidation, dissolution, marshalling of assets or liabilities or other winding up relating to such Person, whether voluntary or involuntary, and whether or not involving bankruptcy or insolvency; or (iii) any other proceeding of any type or nature in which substantially all claims of creditors of such Person are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind owned by the Borrower, including all rights therein and all applications for registration or registrations thereof.

“Intercreditor Agreement” means any intercreditor agreement in form and substance satisfactory to the Lender, among the Lender, the Borrower, and another secured lender required to deliver an Intercreditor Agreement pursuant to Section 7.12 hereof.

“Interest Payment Date” means, each of (i) the fifth (5th) calendar day of each month and (ii) the Maturity Date.

“Interest Period” means, (i) an initial period commencing on the Closing Date and ending on but not including the first Reset Date thereafter and (ii) each subsequent monthly period thereafter ending on but not including a Reset Date.

“Interest Rate” has the meaning set forth in Section 2.05.

“Investment” means (i) any investment by the Borrower in any other Person (including Affiliates of the Borrower) in the form of loans, guarantees, advances or other extensions of credit (excluding accounts arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (ii) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (iii) any investment in any other items that are or would be classified as investments on a balance sheet of the Borrower prepared in accordance with GAAP.

“Investment Company Act” means the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

“Knowledge” means, as to any Loan Party (i) the knowledge of facts or conditions of which such Loan Party (including any of its directors, officers, agents, or employees) either is actually aware or should have been aware under the circumstances with the exercise of reasonable care, due diligence, and competence in discharging such Loan Party’s duties under this Agreement and the Loan Documents. All matters of public record shall be deemed to be known by the Loan Parties.

“Lender” has the meaning set forth in the preamble hereof.

“LIBOR” for any Interest Period will be determined as follows (in the following descending order of priority):

(1)   LIBOR will be the rate that appears, at 11:00 a.m. (London time) on the Determination Date, on the Designated Reuters Page for Deposits in Dollars having a one month maturity;

(2)   if that rate is not displayed, pursuant to clause (1) above the Calculation Agent will request the principal London offices of four leading banks in the London interbank market selected by the Calculation Agent (after consultation with the Lender, if the Lender is not then acting as Calculation Agent) to provide such banks’ offered quotations to prime banks in the London interbank market for Deposits in Dollars having a one month maturity at 11:00 a.m. (London time) on the Determination Date and in a Representative Amount. If at least two quotations are provided, LIBOR will be the arithmetic mean (if necessary, rounded upwards) of those quotations;

(3)   if fewer than two quotations are provided as requested in clause (2) above, the Calculation Agent will request four major banks in the Principal Financial Center selected by the Calculation Agent (after consultation with the Lender, if the Lender is not then acting as Calculation Agent) to provide such banks’ offered quotations to leading European banks for a loan in Dollars for a period of one month, at approximately 11:00 a.m. in the Principal Financial Center on the Determination Date and in a Representative Amount. If at least two quotations are provided, LIBOR will be the arithmetic mean (if necessary, rounded upwards) of those quotations; and

(4)   if fewer than two quotations are provided as requested in clause (3) above, LIBOR will be LIBOR as determined for the immediately preceding Reset Date or, in the case of the first Reset Date, will be the rate for Deposits in Dollars having a one month maturity at 11:00 a.m. (London time) on the most recent London Banking Day preceding the Determination Date for which the rate was displayed on the Designated Reuters Page for deposits starting on the second London Banking Day following such date, provided that, in no event shall LIBOR be less than 0.00% per annum.

“Lien” means, with respect to any property or asset of any Person, (i) any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property or asset or (ii) the interest of a vendor or lessor arising out of the acquisition of or agreement to acquire such property or asset under any conditional sale agreement, lease purchase agreement or other title retention agreement.

“Liquidity” means the sum of (i) the Borrower’s unrestricted cash, plus (ii) the Borrower’s unrestricted Cash Equivalents.

“Loan Documents” means this Agreement, the Note, the Control Agreement, the Acknowledgment Agreement, any Intercreditor Agreement, any Guaranty, each Subservicer Letter Agreement and all notices, certificates, financing statements, continuation statements and other documents to be executed and/or delivered by any Loan Party in connection with the transactions contemplated by this Agreement.

“Loan Party” means the Borrower and any Guarantor.

“Loans” means, collectively, the loans made by the Lender to the Borrower pursuant to Section 2.01.

“London Banking Day” means any day on which commercial banks are open for business (including dealings in foreign exchange and deposits in Dollars) in London.

“Market Value” means, with respect to any date of determination, the value of any Eligible Pledged Servicing determined by the Lender in its discretion, exercised in good faith, at any time and from time to time on a daily basis or more frequently as the Lender may select. The Lender’s calculation of the Market Value of any Eligible Pledged Servicing shall be made pursuant to certain models developed by the Lender and revised from time to time based on the Lender’s monitoring of Valuation Reports.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower, individually, or the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens purported to be created by any Loan Document, (d) the rights or remedies of the Lender under any Loan Document or (e) the ability of any Loan Party to perform any of its material obligations under any Loan Document to which it is a party.

“Material Debt Facility” means any Indebtedness of a Loan Party which is either (a) outstanding in an aggregate principal amount of $[***] or more, or (b) available to such Loan Party (whether on a committed or uncommitted basis) in a maximum aggregate principal amount of $[***] or more.

“Maturity Date” means the earliest to occur of the following: (i) the date that is five (5) years after the Closing Date, as such date may be extended pursuant to Section 2.14 or accelerated pursuant to Section 3.03(e), (ii) the date on which the Lender declares the Loans immediately due and payable after the occurrence and during the continuance of an Event of Default or (iii) the date Loans automatically become due and payable after the occurrence of an Event of Default pursuant to Section 10.01(h).

“Maximum Current Advance Capacity” means, as of any date of determination with respect to each secured mortgage warehouse, servicing right, or similar financing facility, including this Agreement and also including any of Borrower’s other repurchase, credit or similar agreements for warehouse or similar financing of Borrower’s mortgage loans, servicing rights, or mortgage-backed securities which are both (a) committed, and (b) not subject to any event of default at such time, an amount equal to the excess of (x) the lesser of (i) the credit, funding or aggregate outstanding purchase price limit of such facility, and (ii) the aggregate borrowing base, asset value or other method of determining the maximum loan or purchase value of the assets sold, pledged or assigned to the buyer or lender under such agreement (with such value being determined in accordance with the methodology set forth in such agreement for determining the purchase or loan value of such assets under any margin test or borrowing base valuation method specified therein, including, without limitation, application of any applicable haircuts), minus (y) the aggregate purchase price or the advanced and unpaid principal amount of all outstanding transactions under such agreement.

“MBA” means the Mortgage Bankers Association or any successor thereto.

“Minimum Liquidity Amount” means an amount equal to $[***].

“Moody’s” means Moody’s Investors Service, Inc. or its successor in interest.

“Mortgage File” means, with respect to any Serviced Loan, a file or files pertaining to such Covered Mortgage Loan that contains the mortgage documents pertaining to such Covered Mortgage Loan, and any additional mortgage documents pertaining to such Covered Mortgage Loan required by the Guide or the other Purchase Documents.

“Mortgagor” means the obligor on a Covered Mortgage Loan.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Note” has the meaning set forth in Section 2.02.

“Notice of Borrowing” means the request to fund a Loan, substantially in the form of Exhibit D, delivered in accordance with Section 2.03.

“OAS” means an option-adjusted spread, estimating the incremental yield spread between a particular fmancial instrument (e.g., a security, loan or derivative contract) and a benchmark yield curve (e.g., LIBOR or agency or U.S. Treasury securities), and including consideration of potential variability in the instrument’s cash flows resulting from any options embedded in the instrument, such as prepayment options.

“Obligations” means all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, covenants, and indemnities of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising including, without limitation, any interest, fees or expenses that accrue after the commencement of any Insolvency or Liquidation Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding.

“Organization Documents” means: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).

“Other Taxes” means any and all present or future stamp, court, recording, filing, intangible, documentary or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement or registration of, or performance under, or from the receipt or perfection of a security interest under or otherwise with respect to this Agreement or any other Loan Document (other than Excluded Taxes imposed with respect to an assignment).

“Outstanding Aggregate Loan Amount” means, at any time, the aggregate principal amount of the Loans funded by the Lender, minus the aggregate amount of payments and prepayments received by the Lender prior to such time and applied to reduce the principal amount of the Loan.

“Owner” has the meaning set forth in the Background section hereof.

“Participant” has the meaning set forth in Section 11.04(c).

“Participant Register” has the meaning set forth in Section 11.04(c).

“Party” and “Parties” have the meanings set forth in the preamble hereof.

“Patents” means patents and patent applications owned by the Borrower, including (i) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iii) the right to sue for past, present, and future infringements thereof, and (iv) all of the Borrower’s rights corresponding thereto throughout the world.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

“Permitted Collateral Liens” means: (i) the security interest granted hereunder in favor of the Lender; (ii) interests of the Owner in the Collateral which are pursuant and/or subject to the Servicing Contract and/or the Acknowledgment Agreement; (iii) banker’s Liens in the nature of rights of setoff arising in the ordinary course of business of the Borrower; (iv) Liens for Taxes not yet due and payable; and (v) Liens securing judgments not constituting an Event of Default under Section 10.01(g) that are, expressly or by operation of law, subordinate to the Lender’s Lien.

“Person” means any individual, corporation, estate, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, business trust, trust, unincorporated organization, government or any agency or political subdivision thereof, or other entity of a similar nature.

“Plan” at any one time, means any “employee benefit plan” that is covered by ERISA and in respect of which the Borrower or an ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledged Seller/Servicer Numbers” means, the Seller/Servicer Numbers of the Borrower set forth on Schedule 1.01(b), as such Schedule may be amended from time to time in the Lender’s sole discretion.

“Pledged Servicing” means, collectively, the Pledged Servicing Contract Rights and the Pledged Servicing Compensation.

“Pledged Servicing Compensation” means all Servicing Compensation with respect to the Covered Mortgage Loans.

“Pledged Servicing Contract Rights” means all Servicing Contract Rights with respect to the Covered Mortgage Loans.

“Pledged Termination Fee Rights” means all of the Borrower’s present and future rights to have, demand, receive, recover, obtain and retain any “Termination Fee” as defined in the Acknowledgment Agreement.

“Portfolio Delinquency Event” means, the determination by the Lender that both the Freddie/Fannie Portfolio Delinquency Rate is greater than [***] and the Ginnie Portfolio Delinquency Rate is greater than [***], each measured as of the end of any calendar month beginning with April 30, 2018 for the prior three calendar month period including such month (tested on a rolling basis).

“Prepayment Notice” means a notice substantially in the form of Exhibit E.

“Prime Rate” means the base rate on corporate loans posted by large United States commercial banks as most recently published on or prior to such day in the “Money Rates” section of the Wall Street Journal, Eastern Edition, or any successor publication (the “WSJ”), as the “Prime Rate”; provided that, (a) if the WSJ ceases to publish a rate or rates of interest as the “Prime Rate”, then for purposes of this Agreement, the term “Prime Rate” means the rate which the Lender elects from time to time as the “Prime Rate” in its reasonable discretion, whether or not published, and (b) if the Prime Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Principal Financial Center” means the City of New York.

“Protective Advances” has the meaning set forth in Section 2.13.

“Purchase Documents” means the “Purchase Documents” (as such term is defined in the Guide from time to time) applicable to the Borrower.

“Related Parties” with respect to any Person, means such Person’s Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and its Affiliates.

“Replacement Rate” means any alternate benchmark rate adopted in the market as the convention for credit facilities similar to this Agreement as an equivalent (with similar interest-rate and credit components) rate to LIBOR; provided that such rate, as used herein, shall be subject to further adjustment if, at the time of adoption, such alternate benchmark rate is not then quoted at substantially the same rate as LIBOR was, in which case adjustments to such rate as may be mutually agreed by the parties will be incorporated herein to conform such Replacement Rate to LIBOR.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived.

“Representative Amount” means a principal amount of not less than U.S. $1,000,000 that, in the Calculation Agent’s sole judgment, is representative for a single transaction in the relevant market at the relevant time.

“Required Reserve Amount” means with respect to any Interest Payment Date, the amounts estimated to be due and owing by the Borrower pursuant to Section 2.07(d)(i).

“Reset Date” the first (1st) calendar day of each month.

“Resolution Date” has the meaning set forth in Section 2.04(b)(iv).

“Responsible Officer” with respect to any Person, means the chief executive officer, president, chief operating officer or chief financial officer of such Person, except that with respect to financial matters, the Responsible Officer shall be the chief financial officer or treasurer of such Person.

“Restricted Payment” has the meaning set forth in Section 8.09.

“S&P” means Standard & Poor’s, a division of The McGraw Hill Companies, Inc., or its successor in interest.

“Seller/Servicer Number” as to any Serviced Loan, means the seller/servicer number assigned to such Serviced Loan by the Owner pursuant to the Servicing Contract.

“Serviced Loans” means all residential mortgage loans which are now, or which hereafter are, serviced by the Borrower for the Owner under the Servicing Contract.

“Servicing Agreement” means the Servicing Contract and any other residential sale, purchase or servicing agreement, pooling and servicing agreement, interim servicing agreement or other similar agreement, and any other agreement governing the rights, duties and obligations of the Borrower, as a seller and/or servicer, under such agreements (including for the avoidance of doubt, any agreements related to primary servicing, subservicing, special servicing and master servicing).

“Servicing Compensation” means all the Borrower’s right, title and interest in, to and under the Servicing Contract, whether now or hereafter existing, acquired or created, whether or not yet accrued, earned, due or payable, as well as all other present and future right and interest under the Servicing Contract, to receive any fees, charges or other compensation (including proceeds of any disposition, termination, with or without cause, and/or transfer of servicing) payable to the Borrower as compensation for servicing and administering the Serviced Loans

(including, without limitation, late charge fees, insufficient funds fees or charges, assumption fees, assignment transfer fees, amortization schedule fees, any incidental fees and charges, and all other fees charged to Mortgagors in connection with the servicing or subservicing of such Serviced Loan), interest from escrow accounts, any net economic benefit resulting from investments of funds representing escrow and custodial deposits held for the account of the Borrower or any subservicer, or the Owner relating to the Serviced Loans, any prepayment charges or premiums payable to the Borrower as servicer, any excess servicing rights or retained yield that is received or retained by the Borrower for each Serviced Loan, Ancillary Income, and all Surplus Proceeds excluding, in any case, any industry standard guaranty fees payable to the Owner.

“Servicing Contract” means, collectively, (i) the Purchase Documents and (ii) the unitary indivisible master servicing contract described in the Guide and entered into by and between the Owner and the Borrower.

“Servicing Contract Rights” means, with respect to any Serviced Loan, the Borrower’s indivisible, conditional and non-delegable right to service such Serviced Loan under the Servicing Contract.

“Servicing Schedule” means an electronically delivered schedule delivered by the Borrower to Lender or its designee in accordance with Section 7.20, and otherwise from time to time on a monthly basis or as otherwise requested by Lender with respect to the Servicing Contract Rights (with respect to the identified related Covered Mortgage Loans) to be pledged to Lender hereunder.

“Single Employer Plan” means any Plan that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“Subsidiary” as to any Person, means any corporation, partnership, limited liability company, joint venture, trust or estate of or in which more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class of such corporation may have voting power upon the happening of a contingency), (b) the interest in the capital or profits of such partnership, limited liability company, or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Surplus Proceeds” means “Surplus Proceeds” as defined in the Acknowledgment Agreement.

“Tangible Net Worth” means, as of any date of determination, the excess of total assets (excluding intangible assets) of the Borrower over total liabilities of the Borrower, each determined in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Event” means the occurrence of any of the following: (i) the termination of the Acknowledgment Agreement by Freddie Mac, in its capacity as Owner, other than in connection with a termination of the Borrower as an approved servicer for cause, or (ii) the Borrower shall cease to be an approved servicer of Freddie Mac, and such termination of approval is not for cause.

“Third Party Value” has the meaning set forth in Section 2.04(b)(ii).

“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks, brand names, certification marks, collective marks, logos, symbols, trade dress, assumed names, fictitious names and service mark applications owned by the Borrower, including (i) all extensions, modifications and renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of the Borrower’s business symbolized by the foregoing or connected therewith, and (v) all of the Borrower’s rights corresponding thereto throughout the world.

“Trigger Event” means the occurrence of (i) a Portfolio Delinquency Event, (ii) an Aged Repurchase Trigger, or (iii) without Lender’s prior express written consent (such consent not to be unreasonably withheld), either of (a) a Voluntary Cancellation with respect to Ginnie Mae, or (b) the sale or transfer of servicing contract rights constituting more than [***] of the aggregate servicing contract rights of the Borrower with respect to Ginnie Mae.

“Trigger Event Report” means a certificate prepared by the Borrower setting forth disclosures setting for evidence of the absence or existence of each Trigger Event, substantially in the form of Exhibit G.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Unliquidated Obligations” means, at any time, any Obligations (or portions thereof) that are contingent in nature or unliquidated at such time, including any Obligation that is (i) an obligation (including any guarantee) that is contingent in nature at such time, or (ii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Valuation Agent” means Mountain View Risk Advisors LLC or another third party appraisal firm selected by the Lender in its discretion, exercised in good faith; provided, that solely for purposes of Section 2.04(b), the Lender shall choose the “Valuation Agent” from a mutually agreed upon list of three (3) industry recognized qualified professional third party valuation agents, which list may be revised by the mutual agreement of the Borrower and the Lender on or before January 15 of each year the Loan is outstanding; provided, further, that the Lender shall provide thirty (30) calendar days written notice to the Borrower prior to any change in the choice of the Valuation Agent. As of the Closing Date, the initial list of Valuation Agents pursuant to the foregoing proviso shall be Mountain View Risk Advisors LLC, Phoenix Capital Inc., and Mortgage Industry Advisory Corporation (MIAC).

“Valuation Date” has the meaning set forth in Section 2.04(b)(ii).

“Valuation Dispute” has the meaning set forth in Section 2.04(b)(i).

“Valuation Report” means a report from a Valuation Agent which shall evaluate the fair market value of the Pledged Servicing, as of the date stated in the written report of such evaluation, each such evaluation and report to be made at the Borrower’s expense, it being understood that, for purposes of this Agreement, each Valuation Report shall take into account customary factors, including current market conditions and the fact that the Pledged Servicing Contract Rights may be terminated by the Owner, or sold or otherwise disposed of, under circumstances where the Borrower is in default under the Servicing Contract.

“Voluntary Cancellation” means, as to any approval by, or contract rights with, any Agency, either of or with the Borrower, as a seller, servicer or seller/servicer or issuer of mortgage loans for such Agency, or as to the Servicing Contract for Freddie Mac or any similar agreement with any other Agency, the full termination or cancellation by the Borrower of such approval by, or all or substantially all contract rights with, such Agency, which termination or cancellation has been initiated by the Borrower (and not by such Agency) and is consistent with the Borrower’s articulated business plan objectives related to growth, productivity, efficiency and profitability.

“Voluntary Partial Cancellation” means as to any contract rights of the Borrower with any Agency, whether as a seller, servicer or seller/servicer or issuer of mortgage loans for such Agency, or as to the Servicing Contract for Freddie Mac or any similar agreement with any other Agency, the partial termination or cancellation by the Borrower of any such contract rights with such Agency, which termination or cancellation has been initiated by the Borrower (and not by such Agency) and is consistent with the Borrower’s articulated business plan objectives related to growth, productivity, efficiency and profitability.

(b)   All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9.

(c)   Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

(d)   The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.

(e)   Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(f)    The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(g)   Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument, or other document from time to time as amended, restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (v) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, restated, supplemented or otherwise modified from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(h)   Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

(i)    As used herein, references to the “Lender” shall refer to Freddie Mac solely in its capacity as the Lender hereunder, and references to the “Owner” shall refer to Freddie Mac solely in its capacity as the Owner.

Section 1.02 Accounting Matters. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared in accordance with GAAP consistently applied.

ARTICLE II

LOANS, BORROWING, PREPAYMENT

Section 2.01 Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth (including, without limitation, the satisfaction of the conditions precedent set forth in Section 5.01 or Section 5.02, as applicable), the Lender agrees to make one or more loans to the Borrower from time to time on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the lesser of (a) the Commitment Amount or (b) the Borrowing Base. Subject to the other terms and conditions hereof, the Borrower may borrow Loans, prepay under Section 2.07, and reborrow under this Section 2.01; provided, that the Borrower may not borrow or reborrow Loans during the pendency of a Valuation Dispute. The Lender shall distribute the proceeds of such Loans to the Borrower on the related Funding Date in accordance with Section 2.03.

Section 2.02 Note. The Loans made by the Lender shall be evidenced by a single promissory note of the Borrower, substantially in the form of Exhibit C hereto, dated the date hereof (as amended, restated, supplemented or otherwise modified, and any replacement thereof or substitution therefor, the “Note”), payable to the Lender in a maximum principal amount equal to the Commitment Amount.

Section 2.03 Funding Requests.

(a)   The Borrower may borrow hereunder on any Business Day during the Availability Period; provided that, the Borrower shall deliver to the Lender an irrevocable Notice of Borrowing, which Notice of Borrowing must be received by the Lender no later than 10:00 a.m. on the Business Day before the requested Funding Date. Each borrowing of Loans hereunder shall be in an amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then available Commitment is less than $1,000,000, such lesser amount).

(b)   By delivering a Notice of Borrowing, the Borrower represents and warrants to the Lender that, after taking into account the amount of the requested Loan, all conditions precedent to such Loan specified in Section 5.02 of this Agreement have been satisfied.

Section 2.04 Borrowing Base Reports; Valuation Disputes.

(a)   Generally. With respect to each Funding Date, and at any other time and from time to time on a daily basis or more frequently as the Lender may select, the Lender shall determine the Market Value of Eligible Pledged Servicing and the corresponding Borrowing Base as of such date and deliver to the Borrower a Borrowing Base Report. Notwithstanding anything herein to the contrary, the Lender shall have the right to determine the Borrowing Base at any time in its discretion, exercised in good faith.

(b)   Valuation Disputes.

(i)            The Borrower has the right to dispute the Lender’s determination of the Market Value of Eligible Pledged Servicing from time to time, as provided in this Section 2.04(b) (any such dispute a “Valuation Dispute”).

(ii)           If the Borrower invokes a Valuation Dispute, then the Borrower must do so within five (5) Business Days after it receives notice of the Lender’s determination of the Market Value of Eligible Pledged Servicing, by (A) presenting to the Lender a Valuation Report (each such Valuation Report to be made at the Borrower’s expense) setting forth the Valuation Agent’s opinion as to the Market Value of Eligible Pledged Servicing (“Third Party Value”), and (B) paying to the Lender any Borrowing Base Deficiency calculated based upon the Dispute Value established pursuant to Section 2.04(b)(iii). The date on which the Borrower receives notice of the Lender’s determination of the Market Value of Eligible Pledged Servicing is the “Valuation Date”. The date on which the Borrower invokes a Valuation Dispute is the

“Dispute Date”. The Borrower’s invocation of a Valuation Dispute shall be deemed to be: (x) a representation by the Borrower that it has made a good faith determination of a material difference between the Lender’s determination of the Market Value of Eligible Pledged Servicing and the fair market value of Eligible Pledged Servicing; (y) a ratification and reaffirmation by the Borrower of each and every representation, warranty and covenant contained in the Loan Documents; and (z) an agreement that no advances or re-advances of Loan proceeds will be made during the pendency of a Valuation Dispute.

(iii)          Notwithstanding anything contained herein to the contrary, following a Valuation Dispute, the conclusive Market Value of Eligible Pledged Servicing (the “Dispute Value”), binding upon all parties for the purposes of the Loan Documents and effective for the period of time from the Valuation Date until the next valuation performed by the Lender, will be lesser of:

(1)           110% of the Lender’s determination of the daily Market Value of Eligible Pledged Servicing, or

(2)           The Third Party Value, absent any manifest error (in the event of any manifest error in the Third Party Value, the Lender’s determination regarding the Market Value of the Pledged Servicing will be the value until such time as the error is corrected).

(iv)          The Lender shall in good faith consider any appropriate adjustment to its valuation model with respect to the Market Value of Eligible Pledged Servicing on a going forward basis to account for the information in the Valuation Report establishing the Third Party Value. The parties acknowledge that the Lender’s valuation models may apply different factors and/or place different emphasis on factors than those applied in any Valuation Report establishing the Third Party Value including without limitation, any other Valuation Report which the Lender may order from time to time (at Lender’s own expense). If the parties are unable to receive the Third Party Value or otherwise resolve a Valuation Dispute within a period of ten (10) Business Days after the Borrower’s invocation of the Valuation Dispute, then the Lender’s determination of the Market Value of Eligible Pledged Servicing shall prevail; provided, however, that in such event the Borrower shall have the option to prepay any or all Loans advanced hereunder, in whole or in part, without prepayment penalty, indemnification pursuant to Section 3.04 or any other breakage costs, fees, or premiums, provided further that the Borrower shall give notice of such disagreement and intention to prepay not more than fifteen (15) Business Days following such unresolved Valuation Dispute. The Borrower cannot invoke a new Valuation Dispute until any pending Valuation Dispute has been resolved or the time period for resolution in the previous sentence has expired and the Lender’s determination of the Market Value of Eligible Pledged Servicing is deemed restored (in either event, the “Resolution Date”). The Borrower shall pay the balance of any Borrowing Base Deficiency on the Resolution Date. The Borrower shall bear the expense for all Valuation Reports.

(v)           For the purposes of this Section 2.04(b), (A) the Lender shall instruct the Valuation Agent (or its replacement) to calculate the projected future cash flows attributable to Eligible Pledged Servicing, based upon the unique characteristics of the Covered Mortgage Loans and market-based assumptions for prepayment speeds under a fair market value framework, and (B) the Market Value of Eligible Pledged Servicing shall be the net present value of the cash flows; provided, that notwithstanding the foregoing, the Market Value of Eligible Pledged Servicing will be capped by operation of one of the following calculations: (x) if based upon Lender’s internal valuations, then at an OAS of one hundred (100) basis points, and (y) if based upon a Valuation Agent’s valuation, then at a discount rate of not less than the Five-Year Treasuries Rate plus four hundred (400) basis points. The foregoing calculations shall be performed without any change to the market prepayment speed models.

Section 2.05 Interest. Subject to Sections 2.09, 2.11 and 3.02 hereof, each Loan shall bear interest on the principal amount outstanding from time to time, from its Funding Date through but not including repayment (whether by acceleration or otherwise), at a rate per annum equal to the sum of (i) LIBOR for the Interest Period in effect for the Loan, plus (ii) the Applicable Margin (the “Interest Rate”).

Section 2.06 Termination or Reduction of Revolving Credit Commitments.

(a)   Upon not less than three (3) Business Days’ notice to the Lender, the Borrower shall have the right to terminate the Commitment or, from time to time, to reduce the Commitment Amount; provided, that no such termination of the Commitment or reduction of the Commitment Amount shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Outstanding Aggregate Loan Amount would exceed the Commitment Amount. Any such partial reduction of the Commitment Amount shall be in an amount equal to $1,000,000, or a whole multiple of $1,000,000 in excess thereof, and shall reduce permanently the Commitment Amount then in effect.

(b)   The Commitment Amount shall be automatically and permanently reduced to zero Dollars ($0) and the Commitment terminated on the date for which prepayment of the Loans is required to be made pursuant to Section 2.07(c)(i).

Section 2.07 Repayment and Prepayment of Loans.

(a)   General Terms. The Borrower shall repay all Loans and all other amounts due under this Agreement in full on the Maturity Date. Loans may be prepaid in accordance with the terms of this Section 2.07 and, to the extent prepaid, may be re-borrowed hereunder in accordance with the terms hereof (including satisfaction of all conditions precedent contained in Section 5.02).

(b)   Optional Prepayments. The Borrower may, from time to time on any Business Day (each an “Optional Prepayment Date”), prepay any Loan or Loans advanced hereunder, in whole or in part. Each prepayment made pursuant to this Section 2.07(b) shall be accompanied by (A) a Prepayment Notice in substantially the form attached hereto as Exhibit E, and (B) payment of accrued interest to the date of such payment on the amount prepaid, plus any amounts owing pursuant to Section 3.04. Any such prepayment received by the Lender by 2:00 p.m. together with a Prepayment Notice on such Optional Prepayment Date shall be applied by the Lender on such Business Day. Any such prepayment received by the Lender after 2:00 p.m. on such Optional Prepayment Date shall be applied by the Lender on the following Business Day. During the Amortization Period, any such prepayment shall be applied to the principal repayment installments in inverse order of maturity.

(c) Mandatory Prepayments.

(i)            Change of Control. Upon the occurrence of a Change of Control without the prior written approval of the Lender (which may be given or withheld in the Lender’s sole discretion), the Borrower shall, at the Lender’s option, not later than five (5) Business Days after written demand by the Lender, prepay the outstanding principal amount of the Loans and any unpaid accrued interest plus, an amount equal to the Default Rate multiplied by the outstanding principal amount of the Loans immediately prior to such prepayment, and, upon any such demand, all Commitments hereunder shall automatically terminate without further action of the Lender.

(ii)           Borrowing Base Deficiency. If, on any Business Day (a “Borrowing Base Shortfall Day”), the Lender provides written notice (which notice may be sent electronically) to the Borrower that the Lender has determined in its sole discretion based on the Borrowing Base Report most recently delivered by the Lender pursuant to Section 2.04 that the Outstanding Aggregate Loan Amount on such day exceeds the lesser of (x) the Borrowing Base and (y) the Commitment Amount on such day (such circumstance, a “Borrowing Base Deficiency”), the Borrower shall, no later than 5:00 p.m. on the fifth (5th) Business Day following the Borrowing Base Shortfall Day, repay outstanding Loans, in an amount equal to the amount of the Borrowing Base Deficiency specified in the notice provided to the Borrower by the Lender; provided, that no such repayment shall be required if the Outstanding Aggregate Loan Amount does not exceed the Commitment Amount and the amount of the Borrowing Base Deficiency is less than 2% of the Borrowing Base. The Lender’s election not to provide notice pursuant to this Section 2.07(c)(ii) at any time when there is a Borrowing Base Deficiency shall not in any way limit or impair the Lender’s right to deliver such notice at any future time there is a Borrowing Base Deficiency, in the Lender’s discretion.

(iii)          Amortization Payments. During the Amortization Period, the Borrower shall repay an aggregate principal amount of outstanding Loans in the amount (calculated as a percentage of the Amortization Term-Out Amount) set forth below opposite the payment date on which such payment is to occur (as such amount may be reduced as a result of payments pursuant to clause (b) above):

Payment Date	Payment Amount
First day of Amortization Period	[***]
First anniversary of the first day of Amortization Period	[***]
Maturity Date	[***]

(iv)          Termination Event. Upon the occurrence of a Termination Event, the Borrower shall, at the Lender’s option, not later than thirty (30) days after written demand by the Lender, prepay the outstanding principal amount of the Loans and any unpaid accrued interest.

(d) Application of Payments. Any proceeds of Collateral or other payments received by the Lender (A) not constituting a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower or as otherwise required herein) or (B) after an Event of Default has occurred and is continuing and the Lender so elects, shall be applied:

(i)            first, ratably to pay the Obligations in respect of any fees and interest then due and payable to the Lender in respect of the Loans until paid in full;

(ii)           second, to resolve any Borrowing Base Deficiency;

(iii)          third, (A) to pay any principal on the Loans then due and payable pursuant to Section 2.07(c)(iii) until paid in full, and (B) upon the occurrence and during the continuance of an Event of Default, to the ratable payment of all other Obligations then due and payable as a result of the Event of Default;

(iv)          fourth, to the ratable payment of all costs, expenses, indemnities and other Obligations then due and payable; and

(v)           fifth, any excess amounts shall be released to the Borrower or as otherwise required by Applicable Law.

The Borrower agrees that neither the Lender’s acceptance of a payment from the Borrower in an amount that is less than all amounts then due and payable nor the Lender’s application of such payment will constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Unless the Lender agrees otherwise in writing, a permitted or required prepayment of less than the unpaid principal balance of the Loans will not extend or postpone the due date of any subsequent monthly payment or change the amount of such payments.

Section 2.08 Collection Account. The Borrower has established the Collection Account, which shall be subject at all times to the Control Agreement and may not be a “zero balance” account. The Borrower shall cause all Pledged Servicing Compensation and other proceeds of Collateral to be remitted to the Collection Account no later than three (3) Business Days following receipt thereof; provided, however, that so long as no Event of Default has occurred and is continuing, the Borrower shall be permitted to offset, net, withdraw or direct the withdrawal or remittance of any amounts which have been or are to be deposited into the Collection Account, provided that prior to any offset, net, withdraw or direct withdrawal or remittance of any such amounts, the Borrower shall have deposited funds into the Collection Account until the amounts on deposit therein are at least equal to the Required Reserve Amount for the next succeeding Interest Payment Date. During the continuation of any Event of Default, the Borrower shall be required to deposit or cause to be deposited all amounts constituting Pledged Servicing Compensation in the Collection Account without exercising any such offset, netting, or withdrawal. If an Event of Default has occurred and the Lender has delivered a Control Notice, all amounts on deposit in the Collection Account shall be applied pursuant to Section 2.07(d).

Section 2.09 Payments and Computations, etc.

(a)   Unless otherwise expressly stated herein, all amounts to be paid or deposited hereunder shall be paid or deposited in accordance with the terms hereof no later than 2:00 p.m. on the day when due in lawful money of the United States of America in same day funds; provided, that funds received by the Lender after 2:00 p.m. on such due date may, at the Lender’s discretion, be deemed to have been paid by the Borrower on the next Business Day. If the Lender shall deem any such payment to be paid on the next Business Day, such payment shall be a non-conforming payment. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding Business Day) at the Default Rate from the date such amount was due and payable until the date such amount is paid in full.

(b)   Unless otherwise expressly stated herein (including with respect to each prepayment made pursuant to Section 2.07(b) and subsections (ii) and (iii) of Section 2.07(c)), interest on each Loan shall be payable monthly, in arrears, on each Interest Payment Date. Any prepayments of Loans which are required to be accompanied by payment of accrued interest on the date prepaid shall also be accompanied by any amounts owing pursuant to Section 3.04.

(c)   In the event of any Event of Default, the Borrower shall, to the extent permitted by law, pay interest on the outstanding principal amount of the Loans and all other Obligations (including interest and fees) outstanding for the period from, and including the date of such Event of Default until, but excluding, the date paid, at the applicable Default Rate, payable on demand, subject to the limitations set forth in Section 11.14 hereof.

(d)   All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

(e)   All payments made by the Borrower under this Agreement shall be made without defense, setoff or counterclaim.

(f)   Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest or fees hereunder.

Section 2.10 Fees.

(a)   Reserved.

(b)   Unused Facility Fee. The Borrower shall pay to the Lender an unused commitment fee for each quarter equal to [***] times the average daily amount by which the lesser of: (i) the Borrowing Base or (ii) the Commitment Amount exceeds the Outstanding Aggregate Loan Amount for such period times the number of days in such period divided by 360. The unused commitment fee shall accrue at all times during the Availability

Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the fifteenth calendar day of each April, July, October and January, commencing with the first such date to occur after March 31, 2018, and on the last day of the Availability Period; provided, that, notwithstanding anything contained herein to the contrary, the unused commitment fee due and payable for any such quarterly period when the average daily Outstanding Aggregate Loan Amount exceeds [***] of the Commitment Amount for such period shall be automatically waived. The unused commitment fee shall be calculated quarterly in arrears. Notwithstanding the foregoing, or any language contained herein to the contrary, in no event shall the Borrower be obligated to pay the above unused commitment fee during such time that a “Suspension” is in effect under the Acknowledgment Agreement.

(c)   Closing Fee. The Borrower shall pay to the Lender a closing fee in the amount of $[***] in immediately available funds, on the Closing Date.

(d)   Other Fees. The Borrower shall pay to the Lender such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Unless otherwise expressly agreed in writing, such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.11 Inability to Determine Rates.

(a)   If prior to the first day of any Interest Period, the Lender shall have determined (which determination shall be conclusive and binding on the Borrower) that adequate and reasonable means do not exist for determining LIBOR for such Interest Period, the Lender shall promptly notify the Borrower. Thereafter, the obligation of the Lender to make or maintain Loans based on LIBOR shall be suspended until the Lender revokes such notice and all Loans will bear interest at the Base Rate, as determined as of the most recent Determination Date for the applicable Interest Period. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of Loans or, failing that, will be deemed to have converted such request into a request for a borrowing of Loans in the amount specified therein at the Base Rate.

(b)   Notwithstanding this Section 2.11 or any other provision of this Agreement, if the Lender notifies the Borrower that the Lender is unable to determine LIBOR due to the discontinuation of LIBOR and either the Borrower or the Lender shall so request, to the extent then determinable, all references to LIBOR shall be deemed to be references to the Replacement Rate. Until any Replacement Rate shall have become determinable, the applicable interest rate shall be determined in accordance with Section 2.11(a) above.

Section 2.12 Use of Proceeds. The Borrower shall use the proceeds of each Loan in accordance with the terms of the Acknowledgment Agreement and any Applicable Law.

Section 2.13 Protective Advances. The Lender is authorized by the Borrower, from time to time in the Lender’s reasonable discretion (but shall have absolutely no obligation to), at any time there exists and is continuing any Event of Default, to make Loans to the Borrower, which the Lender deems necessary (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (c) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 11.03) and other sums payable under the Loan Documents in each case as and when earned, due and payable (any of such Loans are herein referred to as “Protective Advances”).

Section 2.14 Extension of Availability Period and Maturity Date. The Borrower may, by notice to the Lender not earlier than forty-five (45) calendar days and not later than thirty (30) calendar days prior to the end of the Availability Period then in effect hereunder (the “Existing Revolving Termination Date”), request that the Lender extend the Availability Period for an additional one year period from and after the Existing Revolving Termination Date. The Lender, acting in its sole and absolute discretion shall advise the Borrower whether the Lender agrees to such extension under this Section no later than the date fifteen (15) calendar days prior to the Existing Revolving Termination Date (or, if such date is not a Business Day, on the next preceding Business Day); provided, that for the avoidance of doubt, the failure of the Lender to advise the Borrower it has agreed to such extension shall be deemed a rejection of such extension. As conditions precedent to any such extension, (a) the Borrower shall deliver to the Lender a certificate of each Loan Party dated as of the Existing Revolving Termination Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension and (ii) in the case of the Borrower, certifying that, before and after giving effect to such extension, (A) the representations and warranties set forth in Article VI are true and correct in all material respects (unless any such representation and warranty is qualified by materiality and then, in such case, the accuracy of such representation and warranty in all respects), and (B) no Default or Event of Default is in existence, and (b) the Borrower shall pay to the Lender an extension fee in the amount of the lesser of (i) [***] of the Commitment Amount then in effect or (ii) [***], in immediately available funds. Upon satisfaction of the foregoing conditions, the dates referenced in each of (x) clause (i) of the definition of “Availability Period”, (y) the definition of “Amortization Period”, and (z) clause (i) of the definition of “Maturity Date” shall be automatically extended for an additional year. This Section shall supersede any provisions in Section 11.02 to the contrary.

Section 2.15 Increase in Commitment Amount. The Borrower may, from time to time, request in writing an increase in the Commitment Amount (an “Increase Request”) by an amount (for all such requests in the aggregate) not exceeding $[***] (each a “Commitment Increase”); provided that any such request for a Commitment Increase shall be in a minimum amount of $[***]. The Lender, acting in its sole and absolute discretion, shall advise the Borrower in writing whether the Lender agrees to such Increase Request under this Section no later than the date fifteen (15) calendar days following the receipt of such request (or, if such date is not a Business Day, on the next preceding Business Day); provided, that for the avoidance of doubt, the failure of the Lender to advise the Borrower it has agreed to such Increase Request shall be deemed a rejection of such request. If the Lender agrees to any such Increase Request, the Lender will provide written notice to the Borrower of its consent (an “Increase Consent”) and the Lender and the Borrower shall use commercially reasonable efforts to close an amendment evidencing such Commitment Increase not later than fifteen (15) calendar days following delivery of such Increase Consent. As a condition precedent to any Commitment Increase, (a)

the parties shall enter into an amendment to this Agreement substantially in the form of Exhibit H attached hereto, (b) the Borrower shall pay to the Lender an additional closing fee in an amount to be mutually agreed upon, together with the reasonable fees and expenses of Lender’s legal counsel, and (c) the Borrower shall deliver to the Lender (i) certificates in the form delivered under Section 5.01(h), (i) and (j) hereof, (ii) an enforceability opinion of legal counsel with respect to the related amendment, and (iii) such other agreements, instruments, approvals, and other documents, each satisfactory to the Lender in form and substance, as the Lender may reasonably request.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01          Taxes.

(a)   Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes except as required by Applicable Law. If any Loan Party is required by Applicable Law to deduct or withhold any Taxes from such payments, then:

(i)           if such Tax is an Indemnified Tax, the amount payable by the applicable Loan Party shall be increased so that after all such required deductions or withholdings are made (including deductions or withholdings applicable to additional amounts payable under this Section), the Lender receives an amount equal to the amount it would have received had no such deduction or withholding been made; and

(ii)          the applicable Loan Party shall make such deductions or withholdings and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law.

(b)   Payment of Other Taxes by the Loan Parties. Without limiting the provisions of Section 3.01(a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)   Tax Indemnification. The Loan Parties shall indemnify the Lender, within ten (10) calendar days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed on or attributable to amounts payable under this Section) paid or payable by the Lender, on or with respect to an amount payable by any Loan Party under or in respect of this Agreement or under any other Loan Document, together with any expenses arising in connection therewith and with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate from the Lender as to the amount of such payment or liability delivered to the Borrower shall be conclusive absent manifest error.

(d)   Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Lender the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the relevant return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(e)   Treatment of Certain Refunds. If the Lender determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall pay over such refund (or the amount of any credit in lieu of refund) to the applicable Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by the applicable Loan Party under this Section with respect to the Taxes giving rise to such refund or credit in lieu of refund), net of all out-of-pocket expenses of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit in lieu of refund); provided that, the applicable Loan Party, upon the request of the Lender, agrees to repay the amount paid over to the applicable Loan Party (plus any interest, penalties or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund or credit in lieu of refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the Lender be required to pay any amount to the applicable Loan Party pursuant to this paragraph if the payment of such amount would place the Lender in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Nothing in this paragraph (e) shall be construed to require the Lender to make available its tax returns or any other information relating to its taxes that it deems confidential to the Borrower or any other Person.

(f)    Survival. Each Loan Party’s obligations under this Section 3.01 shall survive any assignment of rights by, or the replacement of, the Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 3.02          Illegality. Except following Approval Failure (as described below), if the Lender determines that as a result of any Change in Law, it becomes unlawful, or that any Governmental Authority asserts that it is unlawful, for the Lender to make, maintain or fund Loans, or to determine or charge interest rates based upon LIBOR, then, on notice thereof by the Lender to the Borrower, any obligation of the Lender to make or maintain Loans shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from the Lender, prepay all such Loans, either on the last day of the Interest Period therefor, if the Lender may lawfully continue to maintain such Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, but shall not be liable for any amounts pursuant to Section 3.04 below.

Section 3.03          Increased Costs; Capital Adequacy Requirements.

(a)   Increased Costs Generally. Subject to paragraph (e) below, if any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender;

(ii)           subject the Lender to any Taxes (other than Indemnified Taxes) on its loans, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)          impose on the Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by the Lender;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount), in each case by an amount which the Lender determines in its sole discretion, exercised in good faith, to be material, then, upon request of the Lender, the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b)   Capital Requirements. If the Lender determines that any Change in Law affecting the Lender regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on the Lender’s capital as a consequence of this Agreement, the Commitment or the Loans, to a level which the Lender determines in its sole discretion, exercised in good faith, is materially below that which the Lender could have achieved but for such Change in Law (taking into consideration the Lender’s policies), then from time to time the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for any such reduction suffered.

(c)   Certificates for Reimbursement. A certificate from the Lender setting forth the amount or amounts necessary to compensate it, as well as providing a reasonable explanation and rationale regarding the calculation of any additional amounts payable pursuant to paragraph (a) or (b) of this Section and delivered to the Borrower (a “Reimbursement Certificate”), shall be conclusive absent manifest error. Subject to Section 3.03(f) below, the Borrower shall pay the Lender the amount shown as due on any such Reimbursement Certificate within ten (10) days after receipt thereof.

(d)   Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include up to three months of the period of retroactive effect thereof).

(e)   Approval Failure. Notwithstanding anything herein to the contrary, in the event that the Federal Housing Finance Agency or any other regulatory authority of the Lender prohibits or otherwise revokes any license or approval of Freddie Mac which is necessary to serve in the role of Lender pursuant to this Agreement (an “Approval Failure”), then such event shall not be deemed a Change in Law for purposes of this Section 3.03, and the Borrower shall not be responsible for any costs or expenses of the Lender arising from such Approval Failure. Upon the occurrence of an Approval Failure, no new Loans shall be made hereunder, and such failure shall trigger the beginning of the Amortization Period if not cured within five (5) Business Days; provided, however, that (i) the first payment pursuant to Section 2.07(c)(iii) of the Amortization Term-Out Amount shall not be due until one hundred eighty (180) days following commencement of the Amortization Period, and (ii) the Borrower shall have the option to prepay any or all Loans advanced hereunder, in whole or in part, without prepayment penalty, indemnification pursuant to Section 3.04 or any other breakage costs, fees, or premiums, at any time during the Amortization Period.

(f)   Optional Prepayment. In the event that Lender delivers a Reimbursement Certificate to the Borrower, the Borrower shall have the option to prepay all, but not less than all, of the outstanding Loans, without prepayment penalty, indemnification pursuant to Section 3.04 or any amounts otherwise claimed pursuant to this Section 3.03. Such option shall be exercised by delivery of an irrevocable written notice to the Lender of the Borrower’s intent to repay all Loans outstanding and terminate the Commitment, within ten (10) days following receipt by the Borrower of such Reimbursement Certificate, with such prepayment to occur no later than thirty (30) days following receipt of such Reimbursement Certificate by the Borrower.

Section 3.04             Indemnity

(a)      The Borrower shall indemnify and hold the Lender harmless from, any loss, cost or expense which the Lender may sustain or incur as a result of, or in connection with (i) the failure of the Borrower to borrow or prepay a Loan on the date specified in any notice delivered pursuant hereto, (ii) the payment of any principal of any Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), or (iii) the conversion of any Loan other than on the last day of the Interest Period applicable thereto. Such indemnification may include an amount determined by the Lender to be equal to the excess, if any, of (x) the amount of interest that would have accrued on the principal amount of such Loan if none of the events specified in clause (i) through (iii) had occurred at LIBOR that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow for the period that would have been the Interest Period for such Loan) over (y) the amount of interest that would accrue on such principal amount for such period at the interest rate which the Lender would bid were it to bid at the commencement of the Interest Period, for dollar deposits of a comparable amount and period from other banks in the interbank Eurodollar market.

(b)   A certificate from the Lender submitted to the Borrower reasonably describing any amounts payable pursuant to this Section 3.04 shall be conclusive in the absence of manifest error. The covenant in Section 3.04(a) above shall survive the termination of this Agreement and the payment of the Loans and all amounts payable hereunder.

ARTICLE IV

SECURITY INTEREST

Section 4.01          Security Interest. As security for the prompt payment and performance of all of its Obligations and any other covenants contained in this Agreement or the other Loan Documents, the Borrower hereby pledges and grants a security interest to the Lender (subject to the interests of the Owner as set forth in Section 4.02 and in the Acknowledgment Agreement) in all of the Borrower’s right, title and interest, in, to, and under all of the following, whether now or hereafter existing and wherever located (all being collectively referred to herein as the “Collateral”):

(a)   the Collection Account, all cash in the Collection Account and all other property from time to time deposited therein or otherwise credited thereto and all interest thereon;

(b)   all Pledged Servicing Compensation whether or not yet accrued, earned, due or payable as well as all other present and future rights and interests of the Borrower in such Pledged Servicing Compensation;

(c)   all Pledged Servicing Contract Rights whether or not yet accrued, earned, due or payable as well as all other present and future rights and interests of the Borrower in such Pledged Servicing Contract Rights;

(d)   all subservicing agreements related to the Pledged Servicing Contract Rights and all rights and claims of the Borrower under such subservicing agreements;

(e)   all Pledged Termination Fee Rights;

(f)    all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, software, data and computer programs in the possession or under the control of the Borrower or any other Person from time to time acting for the Borrower that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 4.01 hereof or are otherwise necessary or helpful in the collection or realization thereof (but specifically excluding all servicing systems, computer programs, hardware, and other information and assets of the Borrower not exclusively relating to the Collateral); and

(g)   all Proceeds, including all cash Proceeds and noncash Proceeds, and products of any and all of the foregoing Collateral; in each case howsoever the Borrower’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

For the avoidance of doubt and notwithstanding anything herein to the contrary, the term “Collateral” shall not include, and the Borrower is not pledging, nor granting a security interest hereunder in:

(i)            any Servicing Contract Rights or Servicing Compensation until covered by the Acknowledgment Agreement; provided, that notwithstanding the foregoing, such security interest shall attach immediately, without any further action on the part of any Party, at such time as the Acknowledgment Agreement is effective (in accordance with its terms);

(ii)           any Servicing Contract Rights or Servicing Compensation other than the Pledged Servicing;

(iii)          principal and interest payments, escrow amounts or recoveries required to be remitted by the Borrower to the Owner, the Mortgagor and/or any other applicable party under the Guide;

(iv)          servicing advance reimbursement rights; and/or

(v)           the right to designate a servicer for any Serviced Loan.

Section 4.02          Provisions Regarding Pledge of Pledged Servicing to Be Included In Financing Statements.

(a)   Notwithstanding anything to the contrary in the Agreement or any of the other Loan Documents, the security interest of the Lender created hereby with respect to the Collateral is subject to the following provision to be included in each financing statement filed in respect hereof (or any variation required by the Owner):

“Notwithstanding anything to the contrary herein, the security interest publicized or perfected by this fmancing statement is subject and subordinate in each and every respect (a) to all rights, powers and prerogatives of the Federal Home Loan Mortgage Corporation (“Freddie Mac”) under and in connection with the Purchase Documents, as that term is defined in the Freddie Mac Single-Family Seller/Servicer Guide, which rights include, without limitation, the right of Freddie Mac to disqualify (in whole or in part) the debtor named herein as an approved Freddie Mac Seller/Servicer, with or without cause, and the right to terminate (in whole or in part) the unitary, indivisible master servicing contract and to transfer and sell all or any portion of said servicing contract rights, as provided in the Purchase Documents; and (b) to all claims of Freddie Mac arising out of or relating to any and all breaches, defaults and outstanding obligations of the debtor to Freddie Mac.”

(b)   Notwithstanding anything to the contrary in this Agreement, the pledge of the Borrower’s right, title and interest in Servicing Contract Rights under the Borrower’s Servicing Contract with the Owner shall only secure the Borrower’s indebtedness and obligations to the Lender incurred for the purposes permitted by the Owner in the Acknowledgment Agreement; provided, that the foregoing provisions of this Section 4.02(b)

shall be deemed automatically supplemented or amended if and to the extent the Owner supplements or amends the corresponding requirement, whether in its rules, regulations, guides, Servicing Contract, Acknowledgment Agreement, or published announcements or otherwise waives or grants exceptions from the requirement, and in each instance, with the same substantive force and effect.

Section 4.03          Authorization of Financing Statements. The Borrower hereby authorizes the Lender to file any financing or continuation statements required to perfect, protect, or more fully evidence the Lender’s security interest in the Collateral granted hereunder so long as such financing statements include the legends and provisions contemplated by Section 4.02(a) above. The Lender will notify the Borrower of any such filing (but the failure to deliver such notice shall not prejudice any rights of the Lender under this Section 4.03 or any other section of this Agreement).

Section 4.04          Lender’s Appointment as Attorney In Fact; Rights Upon Event of Default.

(a)   The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as the Borrower’s true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Lender’s sole discretion, if an Event of Default shall have occurred and be continuing, for the purpose of carrying out the terms of this Agreement (and/or the Servicing Contract, subject to the Acknowledgment Agreement), to take any action on behalf of the Borrower pursuant to the Servicing Contract and the Acknowledgment Agreement and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement (and/or the Servicing Contract, subject to the Acknowledgment Agreement) to the extent such actions are permitted to be taken by the Lender under the Acknowledgment Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Lender the power and right, on behalf of the Borrower, without assent by, but with notice to, the Borrower, if an Event of Default shall have occurred and be continuing, to do the following (subject to limitations contained in the Acknowledgment Agreement):

(i)            In the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;

(ii)           (A) To direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) in connection with the above, to give such discharges or releases as the Lender may deem appropriate; and (F) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and the Borrower’s expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do; and

(iii)          Perform or cause to be performed, the Borrower’s obligations under the Servicing Contract to the extent permitted by the Acknowledgment Agreement.

The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney is a power coupled with an interest and shall be irrevocable but shall terminate upon release of the Lender’s security interest as provided in Section 4.05. This power of attorney shall not revoke any prior powers of attorney granted by the Borrower.

(b)   The Borrower also authorizes the Lender, at any time and from time to time, to execute, in connection with the sale provided for in Section 10.02(c) hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; provided, that the exercise of such powers are in accordance with the Acknowledgment Agreement, if and to the extent applicable.

(c)   The powers and rights conferred on the Lender are solely to protect the Lender’s interest in the Collateral and shall not impose any duty upon the Lender to exercise any such powers and rights. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and rights, and neither the Lender nor any of its officers, directors, or employees shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct as determined by the final determination of a court of competent jurisdiction; provided, that the Lender shall exercise such powers and rights only in accordance with the Acknowledgment Agreement, if and to the extent applicable.

Section 4.05          Release of Security Interest. Upon termination of this Agreement and repayment to the Lender of all Obligations in full in cash and the performance of all obligations (other than Unliquidated Obligations) under the Loan Documents, the Lender shall release its security interest in any remaining Collateral; provided, that if any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the any Loan Party, or upon or as a result of the appointment of a receiver, intervener or conservator of, or a trustee or similar officer for any Loan Party any substantial part of its property, or otherwise, this Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, until such payments have been made.

Section 4.06          Representations Concerning the Collateral. The Borrower represents and warrants to the Lender that as of each day that a Loan is outstanding pursuant to this Agreement:

(a)   The Borrower has not assigned, pledged, conveyed, or encumbered any Collateral or any right to any Collateral (including without limitation any right to control or transfer or otherwise effectuate any remedy relating to any Collateral), and the Borrower is the sole owner of all Collateral and has good and marketable title thereto free and clear of all Liens, other than, in each case, any Permitted Collateral Liens. No Pledged Servicing is owned or financed by a third-party (including, without limitation, any Affiliates of the Borrower) other than the Owner pursuant to the Servicing Contract and the Acknowledgment Agreement, and no Person has any interest in any Pledged Servicing, other than the Lender, the Borrower or the Owner pursuant to the Servicing Contract and the Acknowledgment Agreement (including without limitation any right to control or transfer or otherwise effectuate any remedy relating to any Pledged Servicing).

(b)   The provisions of this Agreement are effective to create in favor of the Lender a valid security interest in all right, title, and interest of the Borrower in, to and under the Collateral;

(c)   All information concerning any Pledged Servicing set forth on the Servicing Schedule most recently delivered does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading as of the date of delivery of such Servicing Schedule;

(d)   All filings and other actions necessary to perfect the security interest in the Collateral created under this Agreement have been duly made or taken and are in full force and effect, and the Loan Documents create in favor of the Lender a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary to perfect such security interest have been duly taken.

(e)   Subject only to the Servicing Contract and the terms of the Acknowledgment Agreement, the Borrower has the full right, power and authority to pledge the Pledged Servicing, and the pledge of such Pledged Servicing may be further assigned without any requirement, except as may be specified in the Servicing Contract.

(f)    In connection with any repurchase agreement, warehouse loan agreement or line of credit, loan and security agreement or similar credit facility or agreement for borrowed funds entered into by the Borrower or any of its Affiliates on the one hand and any third party (including any Affiliate of the Borrower but excluding the Lender or any Affiliate of the Lender) on the other, including without limitation, any other facility for the funding of servicing advances, no such third party has the right pursuant to the terms of such repurchase agreement, warehouse loan agreement or line of credit, loan and security agreement or similar credit facility or agreement, to cause the Borrower to terminate, rescind, cancel, pledge, hypothecate, liquidate or transfer any of the Collateral.

(g)   Set forth in Schedule 6.02(g) hereto is, as of the Closing Date, a complete and correct list of each trade name used by the Borrower within five years of the date hereof and each former legal name of the Borrower within five years of the date hereof.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.01          Conditions Precedent. The effectiveness of this Agreement is subject to the condition precedent that the Lender shall have received each of the following items (unless otherwise indicated) dated such date, and in such form and substance, as is satisfactory to the Lender in its sole discretion:

(a)   This Agreement duly executed by the Parties;

(b)   The Note duly executed by the Borrower;

(c)   The Acknowledgment Agreement duly executed by the parties thereto;

(d)   The Control Agreement duly executed by the parties thereto;

(e)   [Reserved];

(f)    [Reserved];

(g)   A filed UCC-1 financing statement on the Collateral of the Borrower;

(h)   A certificate of a secretary or assistant secretary of each Loan Party, (i) certifying as to the names and true signatures of the persons authorized on such Loan Party’s behalf to sign, as applicable, this Agreement, the Note and the other Loan Documents to be delivered by such Loan Party in connection herewith, (ii) attaching true and correct copies of each Organizational Document of such Loan Party, and (iii) attaching true and correct copies of resolutions of such Loan Party authorizing the Loan Documents;

(i)    A certificate of a Responsible Officer of the Borrower, certifying as to the (i) accuracy and completeness of each of the representations and warranties contained in each Loan Document to which the Borrower is a party, (ii) the absence of a Default or Event of Default under such Loan Documents to which the Borrower is a party as of the Closing Date and (iii) pro forma compliance with the financial covenants set forth in Section 7.09 of this Agreement, including supporting calculations, and no event has occurred since the date of the most recent financial statements upon which such covenant compliance was calculated that would cause the Borrower to no longer be in compliance with said provisions;

(j)    A good standing or subsistence certificate for each Loan Party, evidencing its current good standing, tax qualification and/or subsistence in such Loan Party’s jurisdiction of organization;

(k)         A current Trigger Event Report;

(1)        A current Borrowing Base Certificate;

(m)    A current Borrowing Base Report;

(n)        Copies of any necessary consents of third parties, in form and substance satisfactory to the Lender;

(o)        Payoff letters with respect to any Indebtedness to be repaid with the proceeds of the Loans on the Closing Date, to the extent such Indebtedness would otherwise encumber the Collateral;

(p)        The results of searches for any effective UCC financing statements, tax Liens or judgment Liens filed against each Loan Party and its property in such jurisdictions as are acceptable to the Lender;

(q)        Evidence of compliance with the insurance requirements set forth in Section 7.15(b), including insurance certificates confirming that the Lender has been named as lenders’ loss payable, loss payee or mortgagee, as its interest may appear, and/or additional insured with respect of any such insurance providing liability coverage or coverage in respect of any Collateral;

(r)           Receipt by the Lender of: (i) the Borrower’s audited financial statements for the fiscal years ended December, 31, 2016 and December, 31, 2017; (ii) copies of all subservicing agreements with respect to the Covered Mortgage Loans (with receipt of any consents required to consummate the transactions contemplated by this Agreement, including the incurrence of Indebtedness and granting of Liens on the Collateral); (iii) a Servicing Schedule; (iv) a Valuation Report; and (v) an email from Borrower confirming its compliance with Section 7.21;

(s)          Satisfactory review of the Borrower’s underwriting and servicing processes, performed by Freddie Mac’s “CORE” group or a firm selected by the Lender, in its sole discretion;

(t)           Receipt of, and to the reasonable satisfaction of the Lender, all documents detailing and identifying the organizational, capital, and legal structure of the Borrower and the nature and status of all material contracts, securities, labor, insurance, Tax, litigation, environmental matters, and other material matters involving the Borrower;

(u)        Satisfactory receipt by the Lender of an opinion of counsel delivered by outside counsel acceptable to the Lender, opining as to such matters and in form and substance to the reasonable satisfaction of the Lender;

(v)        Borrower’s wire instructions;

(w)  Receipt of all deliverables necessary for the completion of, to the reasonable satisfaction of the Lender, management background checks and “Know Your Customer” regulations and policies, performed internally or by third parties selected by the Lender, to the extent similar information provided to Freddie Mac is not current;

(x)         An Internal Revenue Service Form W-9, completed and duly executed by the Borrower;

(y)         Subject to the limitation set forth in Section 11.03(a), the Borrower shall pay to the Lender on the Closing Date all fees, costs and expenses and Taxes owed to the Lender in accordance with this Agreement and any other Loan Document including, without limitation, all of Lender’s attorneys’ fees and expenses and due diligence and valuation expenses then due and owing; and

(z)          Such other agreements, instruments, approvals, and other documents, each satisfactory to the Lender in form and substance, as the Lender may reasonably request.

Section 5.02 Further Conditions Precedent. The funding of each Loan hereunder shall in all events be subject to satisfaction of the following further conditions precedent as of the making of such Loan and as of each day on which the Loans remain outstanding:

(a)         The Lender shall have received (i) a duly executed copy of the Notice of Borrowing for such Loan in accordance with Section 2.03(a) and (ii) a Borrowing Base Certificate with respect to the Borrowing Base Report most recently delivered by the Lender;

(b)         On the applicable Funding Date, the following statements shall be true (and the Borrower by delivering such Notice of Borrowing shall be deemed to have certified that):

(i)                                     the representations and warranties set forth in Article VI are true and correct in all material respects (unless any such representation and warranty is qualified by materiality and then, in such case, the accuracy of such representation and warranty in all respects);

(ii)                                  all conditions precedent to the making of such Loan have been satisfied;

(iii)                               no Default or Event of Default is in existence or would arise from the making of such Loan;

(iv)                              Since December, 31, 2017, there shall not have occurred any event, condition or state of facts which has or could reasonably be excepted to have a Material Adverse Effect; and

(v)                                 the Outstanding Aggregate Loan Amount under the Agreement, after giving effect to such Loan, does not exceed the lesser of (A) the Borrowing Base and (B) the Commitment Amount;

(c)          All Loan Documents shall continue to be in full force and effect; and

(d)         The Lender has obtained a perfected first priority lien on the Collateral (subject only to Permitted Collateral Liens).

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender that throughout the term of this Agreement (except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case, such representation or warranty shall have been true or correct as of such date):

Section 6.01 Formation and Good Standing. Schedule 6.01(a) hereto sets forth (i) the exact legal name of each Loan Party as of the Closing Date, (ii) the state or jurisdiction of organization of each Loan Party as of the Closing Date, (iii) the type of organization of each Loan Party as of the Closing Date and (iv) the organizational identification number of each Loan Party or states that no such organizational identification number exists, as of the Closing Date. Each Loan Party has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of formation, and has all requisite power and authority to own all of its property, including without limitation, the Collateral, and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and each Loan Party now has, all necessary power, authority and legal right to own the Collateral. The Borrower does not have any Subsidiaries other than disclosed on Schedule  6.01(a). The Borrower is an organization organized solely under the law of the State of Michigan by the filing of a public organic record with the State of Michigan.

Section 6.02 Due Qualification. Each Loan Party is duly qualified to do business, and has obtained all licenses and material approvals (including all licenses and material approvals required to originate and service residential mortgage loans and hold mortgage servicing rights, including, without limitation, Servicing Contract Rights), in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals. Schedule 6.01(b) sets forth a complete list of each jurisdiction in which the Borrower is licensed to originate and service residential mortgage loans and hold mortgage servicing rights, including, without limitation, Servicing Contract Rights as of the Closing Date.

Section 6.03 Power and Authority, Due Authorization. Each Loan Party (i) has all necessary power and authority and legal right to (A) execute and deliver each of the Loan Documents to be executed and delivered by it in connection herewith, (B) carry out the terms of the Loan Documents to which it is a party, and (C) with respect to the Borrower, borrow the Loans and grant a security interest in the Collateral on the terms and conditions herein provided, and (ii) has taken all necessary actions to duly authorize (A) such borrowing and grant and (B) the execution, delivery and performance of this Agreement and all of the Loan Documents to which it is a party.

Section 6.04 Binding Obligations. Each Loan Document to which each Loan Party is a party, when duly executed and delivered by such Loan Party, will constitute a legal, valid and binding obligation of such Loan Party enforceable against it in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Section 6.05 No Violation. Neither any Loan Party’s execution and delivery of the Loan Documents nor the consummation of the transactions contemplated hereby and thereby will conflict with, or result in any breach of (i) any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under any Organization Document to which it is a party, or, constitute a default or trigger any termination right under any indenture, loan agreement, warehouse loan agreement or line of credit, repurchase agreement, mortgage, deed of trust, Servicing Agreement or other material agreement or instrument to which it is a party or by which it is otherwise bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument, other than this Agreement, or (ii) any Applicable Law.

Section 6.06 No Proceedings. There are no actions, suits, arbitrations, investigations or proceedings pending or, to its Knowledge threatened against any Loan Party or any of its Affiliates or Subsidiaries or affecting any of their respective property before any Governmental Authority or Agency, (1) as to which there is a reasonable likelihood of an adverse decision, and which, in the event of an adverse decision, could reasonably be expected to have a Material Adverse Effect, (2) which questions the validity or enforceability of any of the Loan Documents, or (3) which seeks to prevent the consummation of any of the transactions contemplated by any Loan Documents.

Section 6.07 Approvals. No authorization, consent, approval, or other action by, and no notice to or filing with, any court, Governmental Authority or regulatory body or other Person domestic or foreign, including any of the Agencies, is required for any Loan Party’s due execution, delivery or performance of any Loan Document to which it is a party except for (i) consents that have been obtained in connection with transactions contemplated by the Loan Documents, (ii) filings to perfect the security interest created by this Agreement, (iii) consents and approvals that may be required by any of the Agencies, and (iv) authorizations, consents, approvals, filings, notices, or other actions the failure to make could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Borrower is not required to send any notice, or obtain any authorization, consent or approval, as to its due execution, delivery or performance of any Loan Document, by virtue of its being a licensed mortgage lender.

Section 6.08 Solvency; Fraudulent Conveyance. Each Loan Party is Solvent and will not cease to be Solvent due to or following the making of any Loan hereunder (both immediately before and after giving effect to such Loan). The amount of consideration being received by the Borrower after giving effect to each Loan by the Lender constitutes reasonably equivalent value and fair consideration for such Loan. The Borrower is not pledging any Collateral with any intent to hinder, delay, or defraud any of its creditors. As used herein, the term “Solvent” means, with respect to each Loan Party on a particular date, that on such date (i) the most recently reported value of the assets of such Loan Party, taking into account the fair value of assets accounted for on a fair value basis and the carrying value of other assets, is greater than the total amount of the most recently reported liabilities of such Loan Party (including the fair value of liabilities reported on a fair value basis), (ii) after giving effect to each Loan, such Loan Party is able to realize upon its assets and pay its debts and other liabilities as they mature, assuming an orderly disposition, and (iii) such Loan Party does not have an unreasonably small amount of capital with which to conduct its business.

Section 6.09 Margin Stock. The Borrower is not and will not be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U and X.

Section 6.10 Accurate Reports. The information, reports, fmancial statements, exhibits and schedules furnished in writing by or on behalf of any Loan Party or any of its Affiliates or Subsidiaries to the Lender and any Participant in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of any Loan Party or any of its Affiliates or Subsidiaries to the Lender in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact of which the Borrower has Knowledge that could reasonably be expected to have a Material Adverse Effect.

Section 6.11 No Default. No Default or Event of Default has occurred and is continuing.

Section 6.12 Investment Company Act. No Loan Party is required to register as an “investment company” within the meaning of the Investment Company Act.

Section 6.13 Taxes. Each Loan Party and each of its Subsidiaries has filed (or caused to be filed) all United States federal income tax returns and all other material tax returns that are required to be filed, and has paid (or caused to be paid) all Taxes due pursuant to said returns or pursuant to any assessment received by any of them, except such Taxes, if any, as are being appropriately contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP.

Section 6.14 No Adverse Actions. No Loan Party has received a notice from any Agency indicating any adverse fact or circumstance in respect of such Loan Party which adverse fact or circumstance may reasonably be expected to entitle such Agency, as the case may be, to terminate such Loan Party with cause or with respect to which such adverse fact or circumstance has caused such Agency to threaten to terminate such Loan Party in such notice.

Section 6.15 Financial Statements. Each Loan Party has heretofore furnished to the Lender a copy of its audited consolidated balance sheets as of December, 31, 2016 and

December, 31, 2017, with the opinion thereon of its auditor, Ernst & Young LLP, and the related consolidated statements of income and retained earnings and of cash flows for such Loan Party for the one year periods ended December, 31, 2016 and December, 31, 2017, setting forth in comparative form the figures for the previous years (collectively, the “Financial Statements”). The Financial Statements are complete and correct in all material respects and fairly present the consolidated financial condition of the Loan Parties and the consolidated results of their operations for the fiscal year ended on said date, all in accordance with GAAP applied on a consistent basis. Since December 31, 2017, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Section 6.16 Properties. Each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business as then being conducted. All such properties and assets are in good working order and condition, ordinary wear and tear and casualty excepted, except to the extent that the failure to be in such condition could not reasonably be expected to have a Material Adverse Effect.

Section 6.17 Compliance with Laws. Each Loan Party is in compliance with all Applicable Laws except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.18 ERISA. Each Plan is in compliance with ERISA, the Code and any Applicable Laws; neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 or Section 430 of the Code or Section 302 of ERISA) has occurred (or is likely to occur) with respect to any Plan. The Borrower is not and has not been a party to any Multiemployer Plan. No Single Employer Plan has terminated, and no Lien has been incurred in favor of the PBGC or a Plan. Based on the assumptions used to fund each Single Employer Plan, the present value of all accrued benefits under each such Plan did not materially exceed the value of the assets of such Plan allocable to such accrued benefit as of the last annual valuation date prior to the date on which this representation is made. Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability in connection with any Multiemployer Plan. No such Multiemployer Plan is (or is reasonably expected to be) terminated, in reorganization within the meaning of Section 4241 of ERISA, or insolvent (within the meaning of Section 4245 of ERISA).

Section 6.19 Intellectual Property. Except to the extent that any of the following, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) the Borrower owns or licenses or otherwise has the right to use all Intellectual Property rights that are necessary for the operation of its business as currently conducted or proposed to be conducted, (ii) no claim has been asserted and is pending by any Person challenging the use, validity or effectiveness of any Intellectual Property, nor is the Borrower aware of any valid basis for any such claim, and (iii) the use of Intellectual Property by the Borrower does not infringe on the rights of any Person.

Section 6.20 Chief Executive Office. The Borrower’s chief executive office and chief operating office on the date hereof is located at 1050 Woodward Avenue, Detroit, Michigan 48226.

Section 6.21 Location of Books and Records. Each Loan Party keeps its books and records at its chief executive office.

Section 6.22 Agency Set Off Rights. No Loan Party has actual notice, including any notice received from any Agency, or any reason to believe, that any circumstances exist that would result in such Loan Party’s being liable to any Agency for any amount that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect by reason of (i) any breach of servicing or subservicing obligations or breach of mortgage selling warranty to the Agency under any Servicing Agreement or any other similar contracts relating to any Loan Party’s Agency servicing or subservicing portfolio (including any due and unmet mortgage repurchase obligation), (ii) any due and unperformed obligation with respect to mortgage loans that any Loan Party is servicing for any Agency pursuant to a recourse agreement, (iii) any loss or damage to any Agency by reason of any inability of the Borrower to transfer to a purchaser of mortgage servicing rights, including, without limitation, Servicing Contract Rights, the Borrower’s selling and servicing representations, warranties and obligations, as well as any existing mortgage-backed securities recourse obligations, or other recourse obligations, or (iv) any other due and unmet obligations to any Agency under any Servicing Agreement or any other similar contracts relating to any Loan Party’s Agency servicing portfolio.

Section 6.23 Agency Qualifications. The Borrower is an approved seller, servicer, seller/servicer or issuer, as applicable, of mortgage loans for Fannie Mae, Freddie Mac and Ginnie Mae (except, in each case, to the extent the Borrower has accomplished (a) a Voluntary Partial Cancellation, or (b) a Voluntary Cancellation with respect to Ginnie Mae), with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Covered Mortgage Loans. No event has occurred, including but not limited to a change in insurance coverage, which would make the Borrower unable to comply with Fannie Mae, Freddie Mac or Ginnie Mae eligibility requirements or which would require notification to Fannie Mae, Freddie Mac or Ginnie Mae (in each case, other than routine and customary notices not materially affecting its eligibility to service or sell mortgage loans to the applicable Agency) in each case, unless the Borrower has previously accomplished a Voluntary Partial Cancellation with such Agency or a Voluntary Cancellation with respect to Ginnie Mae. Furthermore, if at any time prior to the termination of this Agreement, the Borrower (a) accomplishes a Voluntary Cancellation or Voluntary Partial Cancellation or otherwise forfeits, relinquishes or loses its approved status with any Agency, or (b) is unable to comply with any of the Fannie Mae, Freddie Mac or Ginnie Mae eligibility requirements, and consequently loses its approval through the respective Agency, the Borrower shall immediately notify the Lender in writing.

Section 6.24 Borrower’s Existing Material Debt Facilities. As of the date hereof, all (a) Material Debt Facilities and (b) financing facilities currently in place for the financing of any Servicing Contract Rights or servicing advances with respect to Serviced Loans, are listed in detail on Schedule 6.24 attached hereto.

Section 6.25 Insurance. The Borrower has provided the Lender evidence that it maintains insurance and fidelity bonds with responsible and reputable insurance companies or associations in accordance with the requirements of Section 7.15 and otherwise in accordance with all Applicable Laws.

Section 6.26 Reserved.

Section 6.27 Interest in Freddie Mac.

(a)         Borrower is not a direct or indirect holder or group (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) of holders of ten percent (10%) or more of any class of capital stock of Freddie Mac; and

(b)         As of the Closing Date, to the best of its Knowledge, neither Dan Gilbert nor Rock Holdings, Inc. is a direct or indirect holder or group (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) of holders of ten percent (10%) or more of any class of capital stock of Freddie Mac.

ARTICLE VII

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with the Lender that, so long as any Loan is outstanding and until all Obligations (other than Unliquidated Obligations) have been paid in full and the Commitment has been terminated:

Section 7.01 Compliance with Laws, etc. Each Loan Party will comply with all Applicable Laws (including Environmental Laws), except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.02 Performance and Compliance with Servicing Contract. Each Loan Party will comply in all material respects with all terms, provisions, covenants and other promises required to be observed by it under the Servicing Contract, maintain the Servicing Contract in full force and effect in all material respects and enforce the Servicing Contract in all material respects in accordance with the terms thereof.

Section 7.03 Taxes. Each Loan Party will file (or cause to be filed) all United States federal income tax returns and all other material tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of it on or prior to the related due date (including any applicable extensions thereof), pay and discharge promptly when due (or cause to be paid and discharged when due) all Taxes and governmental charges imposed upon it or upon its income or profits or in respect of its property, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent the same are being contested in good faith by appropriate proceedings and with respect to which adequate reserves shall, to the extent required by GAAP, have been set aside.

Section 7.04 Due Diligence. The Borrower acknowledges that the Lender, at the Borrower’s expense, has the right to perform and/or appoint a third party to perform, continuing due diligence reviews with respect to the Pledged Servicing and the other Collateral, for purposes of verifying compliance with the representations, warranties, and specifications made hereunder and under the other Loan Documents, or otherwise. The Borrower agrees that the Lender and its agents and representatives will be permitted during normal business hours (and, so long as no Event of Default has occurred and is continuing, following not less than five (5) Business Days advance notice) to examine, inspect, make copies of, and make extracts of, any and all documents, records, agreements, instruments or information relating to the Collateral in the possession or control of the Borrower and to conduct audits, physical counts, valuations, appraisals, or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives; provided, that (a) the foregoing shall not apply with respect to any information that the Borrower is required by Applicable Law or contract to keep confidential, and (b) any on-site visits and/or on-site examinations shall, so long as no Event of Default has occurred and is continuing, be limited to one (1) per calendar year. To the extent that any on-site visit is to include a review of the Mortgage Files related to Covered Mortgage Loans, the sample size shall not exceed 500 loans. The Borrower shall promptly reimburse the Lender for all costs and expenses incurred by the Lender and its designees and appointees in connection with such ongoing due diligence and auditing activities; provided, that so long as no Event of Default has occurred and is continuing, the Borrower shall only be required to reimburse the Lender for one due diligence review per calendar year (and in an aggregate amount not to exceed $[***] for any such annual review).

Section 7.05 Changes in Servicing Agreements. The Borrower shall provide (i) prompt written notice to the Lender (and in any case, within three (3) Business Days thereof) of any changes in any Servicing Agreement with any Agency (an “Agency Servicing Agreement”) that may materially and adversely affect the Borrower’s mortgage servicing rights, including, without limitation, the Servicing Contract Rights, or any termination of any Agency Servicing Agreement, and (ii) copies, within ten (10) Business Days of each month end, of any amendments to any Agency Servicing Agreement entered into in the previous month that are material to the valuation of the Pledged Servicing; provided, however, that the failure by the Borrower to provide the notice or copies required pursuant to this Section 7.05 with respect solely to any notice or copies related to the Servicing Contract, shall not be deemed to be a breach of this Section 7.05 (or otherwise result in a Default or an Event of Default).

Section 7.06 Legal Existence, etc. Each Loan Party shall: (i) preserve and maintain its legal existence and good standing in its jurisdiction of formation with all requisite power and authority to own its properties (including the Collateral) and conduct its business and to carry out the terms of the Loan Documents; (ii) preserve and maintain all of its rights, privileges and franchises necessary to conduct its business as then being conducted except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; (iii) maintain all licenses and material approvals (including all licenses and material approvals required to originate and service residential mortgage loans and hold mortgage servicing rights, including, without limitation, Servicing Contract Rights) necessary to conduct its business as then being conducted (except, in each case, to the extent the Borrower has accomplished (a) a Voluntary Partial Cancellation, or (b) a Voluntary Cancellation with respect to Ginnie Mae); (iv) keep records and books of account in accordance with GAAP in all material respects; (v) not change its tax identification number, fiscal year or method of accounting (unless required by GAAP) without the consent of the Lender (such consent not to be unreasonably withheld); and (vi) not move its chief executive office or chief operating office from the addresses referred to in Section 6.20 unless it shall have provided the Lender written notice of such change not later than thirty (30) calendar days after such change has occurred (or such shorter period as is acceptable to the Lender in its sole discretion).

Section 7.07 Financial Statements. Each Loan Party shall deliver to the Lender:

(a)         As soon as available and in any event within 30 days after the end of each calendar month, each measured as of the last day of such month, (i) a Borrowing Base Certificate, and (ii) a Trigger Event Report;

(b)         As soon as available and in any event within forty-five (45) calendar days after the end of each fiscal quarter of each fiscal year, the consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, together with a certificate executed by a Responsible Officer of the Borrower certifying that such financial statements present fairly, in all material respects, the financial position of the Borrower and its Subsidiaries as of the last day of such periods in conformity with GAAP (except as to reasonable year-end adjustments and the absence of notes with respect to interim financial statements);

(c)          As soon as available and in any event within ninety (90) calendar days after the end of each fiscal year of the Borrower, audited financial statements (by Ernst & Young LLP or another nationally recognized certified public accounting firm) showing the financial position and results of operations of the Borrower and its consolidated Subsidiaries as of, and for the year ended on, such last day, including consolidated balance sheets and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, together with (A) the certificate of a Responsible Officer of the Borrower that all of such financial statements present fairly, in all material respects, the financial position of the Borrower as of the last day of such fiscal year and the results of the operations and the cash flow of the Borrower and its consolidated Subsidiaries for the fiscal year then ended in conformity with GAAP and (B) a customary opinion of such certified public accountant which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of such Borrower and its consolidated Subsidiaries at the end of, and for, such fiscal year in accordance with GAAP. Additionally, within ninety (90) calendar days after the end of each fiscal year of the Borrower, the Borrower shall deliver or have delivered to Lender a written statement of a public accountant attesting to the Borrower’s assessment of compliance with the servicing criteria set forth in Section 1122(d) of Securities and Exchange Commission regulation AB (17 C.F.R. Section 229.1122(d) (a “Reg AB Compliance Certificate”); provided, however, that the Borrower shall have no obligation to provide a Reg AB Compliance Certificate to the Lender until such time that the Borrower complies with the applicable servicing criteria referenced therein and otherwise obtains such Reg AB Compliance Certificate for purposes other than delivery pursuant to this Agreement;

(d)    Together with the financial statements and/or other information delivered pursuant to (A) clauses (a) and (c) above, a Compliance Certificate in the form of Exhibit F  attached hereto, which shall include a certificate of a Responsible Officer of the Borrower (i) stating that to such Person’s Knowledge, no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with Section 7.09 of this Agreement and (B) clause (b) above (and clause (a) above if there are any changes from the prior schedule most recently delivered), a schedule with a description of all Material Debt Facilities, identifying whether it is term or revolving debt and including the name of the lender (or administrative agent), the facility size (or current total commitment), and the maturity date of the facility; and

(e)     From time to time, such further information regarding the Collateral or the business, operations, properties, or financial condition of the Borrower as the Lender may reasonably request; provided that (i) any such request shall be made in writing and the Borrower shall have a reasonable amount of time to provide such requested information, and (ii) if Borrower promptly and reasonably objects in writing to providing any such requested information, setting forth the basis for such objection, the Borrower and the Lender shall work diligently and in good faith to resolve any such objection (and the Borrower’s failure to provide the information described in any such objection before such objection is resolved shall not be a breach of this Section 7.07(e), or result in a Default or an Event of Default pursuant to this Agreement).

Section 7.08 Agency Approval. The Borrower shall at all times (i) maintain its status as an approved seller, servicer, seller/servicer or issuer, as applicable, of mortgage loans for each Agency for which the Borrower services mortgage loans (except, in each case, to the extent the Borrower has accomplished (a) a Voluntary Partial Cancellation, or (b) a Voluntary Cancellation with respect to Ginnie Mae), with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Covered Mortgage Loans and (ii) maintain all necessary approvals from each such Agency (except, in each case, to the extent the Borrower has accomplished (a) a Voluntary Partial Cancellation, or (b) a Voluntary Cancellation with respect to Ginnie Mae) and, to the extent permitted by each such Agency, provide to the Lender within five (5) Business Days after delivery or receipt thereof, notices of any termination of any servicing contract approved status or of other matters which could reasonably be expected to result in termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal of approved status (other than when the Borrower accomplishes (a) a Voluntary Partial Cancellation or (b) a Voluntary Cancellation with respect to Ginnie Mae); provided, however, that the failure by the Borrow to provide copies of documents or other information furnished by the Owner shall not result in a Default or an Event of Default, or otherwise provide for acceleration or adverse consequences to the Borrower pursuant to this Agreement. The Borrower shall not take any action, or fail to take any action, that would permit any Agency to terminate its right to service loans for such Agency with cause.

Section 7.09 Financial Covenants. The Borrower shall:

(a)         Total Debt for Borrowed Money to Tangible Net Worth. Maintain as of the end of each calendar month, a ratio of Debt for Borrowed Money to Tangible Net Worth of not greater than [***]

(b)         Liquidity. Maintain as of the end of each calendar month, Liquidity in an amount equal to not less than the Minimum Liquidity Amount;

(c)          Tangible Net Worth: Maintain as of the end of each calendar month, a minimum Tangible Net Worth of not less than [***]

(d)         Profitability. If, as of the end of any calendar month, Tangible Net Worth is less than [***] or Liquidity is less than [***] maintain as of the end of each such calendar month, pre-tax income for the quarter, determined in accordance with GAAP, of at least [***] for each such calendar month.

Section 7.10 Quality Control. The Borrower shall conduct quality control reviews of its servicing operations in accordance with industry standards and any Agency requirements. Upon the reasonable request of the Lender, the Borrower shall report to the Lender material adverse quality control findings relating, in whole or in part, to the Collateral, as such reports are produced.

Section 7.11 [Reserved].

Section 7.12 Further Assurances. The Borrower shall take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Lender may reasonably require from time to time in order (i) to give effect to the provisions of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens in favor of the Lender any and all of the Collateral (subject to Permitted Collateral Liens), (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, (iv) to cause an Intercreditor Agreement to be entered into with any Person receiving a Lien on any interest in or under any Servicing Contract Right or Servicing Compensation, and (v) to better assure, convey, grant, assign, transfer and confirm unto the Lender the rights now or hereafter granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by Applicable Law, the Borrower (A) authorizes the Lender to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of the Borrower at the expense of the Borrower, and (B) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of the Borrower.

Section 7.13 Special Affirmative Covenants Concerning Pledged Servicing.

(a) The Borrower shall defend the right, title and interest of the Lender, in and to the Pledged Servicing, against the claims and demands of all Persons whomsoever, subject to the restrictions imposed by the Guide, the other Purchase Documents and the Acknowledgment Agreement.

(b)         The Borrower shall not assign, pledge, convey or encumber any Collateral to or for the benefit of any other Person, and shall preserve the security interests granted hereunder and upon request by the Lender, undertake all actions which are necessary or appropriate, in the reasonable judgment of the Lender, to (x) maintain the Lender’s security interest (including, subject to Permitted Collateral Liens, the first priority thereof) in the Collateral in full force and effect at all times, and (y) preserve and protect the Collateral and protect and enforce the rights of the Lender to the Collateral, including the making or delivery of all filings and recordings (of financing or continuation statements), or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, cause to be marked conspicuously its master data processing records that such security interest has been granted in accordance with this Agreement.

(c)          The Borrower shall diligently fulfill its duties and obligations under the Servicing Contract in all material respects and shall not default in any material respect under any of the Servicing Contract or the Acknowledgment Agreement.

(d)         The Borrower shall diligently and timely collect and enforce its Pledged Servicing under the Servicing Contract and cause the Borrower’s rights to collect Pledged Servicing Compensation under the Servicing Contract to remain in full force and effect except as otherwise contemplated hereby.

(e)          The Borrower, as servicer, shall keep in force throughout the term of this Agreement, (i) a policy or policies of insurance covering errors and omissions and (ii) a fidelity bond. Each such policy and fidelity bond shall be in such form and amount as is customary among Persons who service a portfolio of mortgage loans having an aggregate principal amount comparable to that of the servicing portfolio of the Borrower, respectively, and which are generally regarded as servicers acceptable to institutional investors.

(f)           The provisions of this Agreement shall continue to be effective to create in favor of the Lender, a valid security interest in all right, title, and interest of the Borrower in, to and under the Collateral.

(g)          Subject only to the Guide, the other Purchase Documents and the terms of the Acknowledgment Agreement, the Borrower shall continue to have the full right, power and authority to pledge the Pledged Servicing to the Lender, and the pledge of such Pledged Servicing may be further assigned without any requirement, except as may be specified in the Guide, the other Purchase Documents and/or the Acknowledgment Agreement.

Section 7.14 Maintenance of Property. The Borrower shall keep all property and assets useful and necessary in its business in good working order and condition (ordinary wear and tear and excepted), except to the extent failure to maintain all such property and assets could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 7.15 Maintenance of Insurance by the Borrower.

(a)         Maintenance of Insurance. The Borrower shall at all times maintain insurance and fidelity bonds with responsible and reputable insurance companies or associations (including, without limitation, errors and omissions insurance, comprehensive general liability, hazard, rent, worker’s compensation and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by the Agencies and any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(b)         Evidence of Insurance. Cause the Lender to be named as lenders’ loss payable, loss payee or mortgagee, as its interest may appear, and/or additional insured with respect of any such insurance providing liability coverage or coverage in respect of any Collateral.

Section 7.16 Servicing Facilities. The Borrower shall maintain, and shall cause any applicable subservicer to maintain, adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Serviced Loans in accordance with the requirements of the Agencies applicable to the Borrower.

Section 7.17 Further Identification of Collateral. The Borrower will furnish to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

Section 7.18 Reserved.

Section 7.19 Use of Subservicers; Subservicer Acknowledgement Letters. The Borrower shall not use a subservicer with respect to any Covered Mortgage Loan without the Lender’s prior written consent; provided that Lender will be deemed to consent if the subservicer is approved by the Owner. The Borrower shall provide prior notice to the Lender with respect to the use of a subservicer or a change in subservicer with respect to the Covered Mortgage Loans. Prior to permitting any subservicer to service any Covered Mortgage Loans, the Borrower shall cause such subservicer to become a party to a subservicer letter agreement with the Lender, pursuant to which such subservicer shall acknowledge the Lender’s and the Owner’s rights hereunder and under the Servicing Contract and the Acknowledgment Agreement, and agree to follow all instructions of the Lender upon the occurrence of a Default or Event of Default hereunder, which letter agreement shall be acceptable in form and substance to the Lender and the Owner (such letter agreement, a “Subservicer Letter Agreement”).

Section 7.20 Servicing Schedule. If during the term of this Agreement, the Covered Mortgage Loans represent less than one hundred percent of the Serviced Loans, then the Borrower shall deliver to the Lender as soon as is available, but in no event later than the 3rd Business Day of each month or as otherwise requested by Lender, an updated Servicing Schedule with respect to all Covered Mortgage Loans, which shall include all updates to the Collateral since the delivery of the preceding Servicing Schedule, as of the date of delivery of such Servicing Schedule.

Section 7.21 Covered Mortgage Loan Concentration Limit. The Borrower shall, on the Closing Date and on the date of any renewal or extension of the Maturity Date, cause the unpaid principal balance of the Covered Mortgage Loans to be no more than [***] of the aggregate unpaid principal balance of all Agency mortgage loans for which the Borrower is the servicer.

Section 7.22 No Adverse Selection. If during the term of this Agreement, the Covered Mortgage Loans represent less than one hundred percent of the Serviced Loans, then the Borrower shall select the Covered Mortgage Loans from the Serviced Loans in a manner intended to result in a random selection of such Covered Mortgage Loans, and so as to not intentionally adversely affect the interests of the Lender; provided that the Borrower (a) hereby irrevocably authorizes the Lender to (i) direct the Owner from time to time to examine the mix of Covered Mortgage Loans and share the results of any such examination with the Lender, and (ii) advise or instruct the Borrower and Owner to make adjustments to the mix when the Lender determines in its reasonable discretion that the mix is adverse to the Lender’s interests, and (b) agrees to promptly (but in no case later than ninety (90) days after the Lender makes such request) make such transfers of Servicing Contract Rights with respect to Serviced Loans (whether in or out of the applicable Seller/Servicer Numbers) as necessary in order to eliminate any such adverse conditions.

ARTICLE VIII

NEGATIVE COVENANTS

The Borrower covenants and agrees with the Lender that, so long as any Loan is outstanding and until all Obligations (other than Unliquidated Obligations) have been paid in full and the Commitment has been terminated, the Borrower shall not:

Section 8.01 Material Impairment of the Collateral. Take any action that would directly or indirectly materially impair or materially adversely affect the Borrower’s title to, or the value of, the Collateral.

Section 8.02 Liens. Create, incur or permit to exist any Lien in or on (i) the Collateral (other than Permitted Collateral Liens) or (ii) any of the Borrower’s right, title and interest in, to and under any Servicing Contract Rights or Servicing Compensation with respect to Serviced Loans not constituting Collateral, unless, solely in the case of this clause (ii), the secured party with respect thereto has entered into an Intercreditor Agreement with the Lender, on terms satisfactory to the Lender.

Section 8.03 Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any Indebtedness unless, (i) at the time of the incurrence of such Indebtedness, no Default or Event of Default exists or will exist after giving effect thereto, (ii) immediately following the incurrence of such Indebtedness, the Borrower shall be in pro forma compliance with each of the covenants set forth in Section 7.09 hereof, and (iii) with respect to any Hedging Agreement, such Hedging Agreement was entered into to protect the Borrower from fluctuations in interest rates or mortgage prepayments and in the normal conduct of its business and not for speculative purposes.

Section 8.04 Dispositions. Sell, lease or otherwise dispose of any Collateral, or any interest therein.

Section 8.05 Fundamental Changes. (i) Wind-up, liquidate or dissolve, or (ii) merge, consolidate or amalgamate with any Person unless (x) such merger, consolidation or amalgamation results in a Change of Control (with respect to which any payment required by Section 2.07(c)(i) hereof is made) or (y) the Borrower is the sole surviving entity of such merger, consolidation or amalgamation.

Section 8.06 Investments. Make or commit or agree to make any Investment in any other Person if any Default or Event of Default exists or will exist after giving effect thereto.

Section 8.07 Existence. Change the type of its organization, state of its organization or its name unless the Borrower shall have given the Lender at least thirty (30) calendar days’ (or such shorter period acceptable to the Lender in its sole discretion) prior written notice thereof.

Section 8.08 Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby the Borrower shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred if any Default or Event of Default exists or will exist after giving effect thereto.

Section 8.09 Restricted Payments. Make, directly or indirectly, declare or pay any dividends or make any other payment or distribution (in cash, property, or obligations) on account of the Borrower’s Equity Interests, or redeem, purchase, retire, or otherwise acquire any of its Equity Interests, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its Equity Interests or for any redemption, purchase, retirement, or other acquisition of any of its Equity Interests, or undertake any new obligation (contingent or otherwise) to do any of the foregoing (each, a “Restricted Payment”) if any Default or Event of Default exists or will exist after giving effect thereto; provided, however that so long as (a) the Borrower is an S-corporation or other pass through entity for income tax purposes during any fiscal period, and (b) no Default or Event of Default has occurred and is continuing under any of (x) either Section 10.01(a)(i) or, with respect to any interest payment, Section 10.01(a)(ii), in either case in an amount in excess of [***] at the time of such distribution, or (y) Section 10.01(h), the Borrower may make cash distributions to its shareholders for purposes of meeting such shareholders’ tax liability related to their ownership of the Borrower.

Section 8.10 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of the Borrower unless such transaction is (A) with a Subsidiary of the Borrower (so long as (i) such Subsidiary is directly or indirectly 100% owned by the Borrower and included in consolidated financial statements of the Borrower and (ii) no Default or Event of Default has occurred and is continuing), (B) such transaction is to pay any dividends or distributions permitted pursuant to Section 8.09, (C) such transaction is to incur Indebtedness permitted pursuant to Section 8.03, (D) such transaction is a guaranty of the obligations of a directly or indirectly wholly owned Subsidiary of the Borrower, and such Indebtedness would not otherwise have been prohibited by Section 8.03 had the Indebtedness been incurred by the Borrower directly, (E) such transaction is to issue any guaranty with respect to any Affiliate (other than as described in Section 8.10(D)), provided that all such guarantees outstanding at any time shall not exceed [***] in aggregate potential liability, or (F) otherwise not prohibited under this Agreement, and either (i) in the ordinary course of the Borrower’s business or (ii) upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate of the Borrower.

Section 8.11 [Reserved].

Section 8.12 Nature of Business. Make any material changes to the nature of its business (other than as contemplated by the Borrower’s business plan provided to the Lender).

Section 8.13 [Reserved].

Section 8.14 Limitation on Negative Pledges. Enter into, incur or permit to exist, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Borrower to create, incur or permit to exist any Lien upon any of the Collateral, whether now owned or hereafter acquired, except for the Servicing Contract, this Agreement and the other Loan Documents.

Section 8.15 Collection Account. (i) Close or fail to continue to utilize the Collection Account or (ii) permit any property that is not Collateral to be deposited in the Collection Account for longer than five (5) Business Days following the earlier of Knowledge thereof by, or notice thereof to, a Responsible Officer.

Section 8.16 Patriot Act; OFAC and Other Regulations. The Borrower and each of its Related Parties will not engage, in any activity or action violating any Anti-terrorism Laws, or any transaction, investment, undertaking or any activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering or otherwise cause any such Person to be a Blocked Person. Neither Borrower nor any of its Related Parties acting or benefiting in any capacity in connection with the Loans will: (i) conduct any business or engage in making or receiving any contribution of goods, services or money to or for the benefit of any Blocked Person; (ii) deal in, or otherwise engage in any transaction related to, any property or interests in property blocked pursuant to any Anti-terrorism Law; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-terrorism Law.

ARTICLE IX

NOTICE OF CERTAIN OCCURRENCES

The Borrower covenants and agrees with the Lender that, so long as any Loan is outstanding and until all Obligations (other than Unliquidated Obligations) have been paid in full and the Commitment has been terminated:

Section 9.01 Defaults. As soon as possible, but in any event within one (1) Business Day after the Borrower has Knowledge of any Default or Event of Default, the Borrower shall furnish to the Lender a written statement of a Responsible Officer of the Borrower setting forth details of such Default or Event of Default and no more than three (3) Business Days after the Borrower has Knowledge of any Default or Event of Default a written statement from a Responsible Officer of the Borrower setting forth the action that the applicable Loan Party has taken or proposes to take with respect to such Default or Event of Default.

Section 9.02 Litigation. As soon as possible, but in any event within fifteen (15) calendar days after either receiving service of process (if applicable) or otherwise obtaining Knowledge thereof (where service of process of not applicable), the Borrower shall furnish to the Lender notice of any action, suit or proceeding instituted by or against the Borrower in any federal or state court or before any commission, regulatory body or Governmental Authority which (a) involves an amount in excess of [***] individually or (b) individually, or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 9.03 Judgments, Penalties and Fines. Promptly, but in any event within five (5) Business Days after the Borrower has Knowledge thereof, the Borrower shall furnish to the Lender notice of any judgments, penalties, fines or other amounts payable to any Governmental Authority (to the extent the Borrower is permitted to disclose such matters in accordance with Applicable Law), any other state or federal governmental regulator or any other third party which (a) involves an amount in excess of [***] individually or (b) individually, or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 9.04 Change in Responsible Officer. Promptly, but in any event within five (5) Business Days, after there is any change in any Responsible Officer, the Borrower shall notify the Lender thereof.

Section 9.05 Servicing Contract Transfer. Promptly, but in any event within ten (10) Business Days, and solely to the extent permitted by the applicable Agency, furnish the Lender copies of all notices it receives from an Agency indicating the transfer, expiration without renewal, termination or other loss of all or [***] or more of the aggregate servicing contract rights and/or servicing compensation under any servicing contract (or the termination or replacement of the Borrower thereunder), the reason for such transfer, loss or replacement, if known to it and the effects that such transfer, loss or replacement will have (or will likely have) on the prospects for full and timely collection of all amounts owing to the Borrower under or in respect of the Borrower’s servicing contracts; provided, however, that the failure by the Borrower to provide the notice required pursuant to this Section 9.05 with respect solely to any notice received from the Owner as described above, shall not be deemed to be a breach of this Section 9.05 (or otherwise result in a Default or an Event of Default).

Section 9.06 Agency Notices. Promptly, but in any event within five (5) Business Days after the Borrower’s receipt thereof, and solely to the extent permitted by the applicable Agency, furnish the Lender a copy of any notices of termination of any servicing contract approved status or of other matters which could reasonably be expected to result in termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal of approved status (other than when the

Borrower accomplishes (a) a Voluntary Partial Cancellation or (b) a Voluntary Cancellation with respect to Ginnie Mae) related to the servicing of any Covered Mortgage Loans owned or guaranteed by such Agency; provided, however, that the failure by the Borrower to provide the notice required pursuant to this Section 9.06 with respect solely to any notice received from the Owner as described above, shall not be deemed to be a breach of this Section 9.06 (or otherwise result in a Default or an Event of Default).

Section 9.07 Material Adverse Effect. Promptly, but in any event, within five (5) Business Days after the Borrower has Knowledge thereof, the Borrower shall furnish to the Lender notice of any development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Section 9.08 Servicer Rating. Promptly, but in any event within five (5) Business Days, the Borrower shall furnish the Lender after the Borrower obtains Knowledge thereof, notice of any decrease in any servicer rating of the Borrower by any Agency to a level below the immediately preceding level; provided, however, that the failure by the Borrower to provide the notice required pursuant to this Section 9.08 with respect solely to any notice received from the Owner as described above, shall not be deemed to be a breach of this Section 9.08 (or otherwise result in a Default or an Event of Default).

Section 9.09 Voluntary Cancellation. Promptly, but in any event within five (5) Business Days of any date on which the Borrower accomplishes any Voluntary Cancellation or Voluntary Partial Cancellation, the Borrower shall furnish written notice of such termination to the Lender.

Section 9.10 Credit Default. The Borrower shall furnish the Lender written notice upon, and in any event within five (5) Business Days after the acceleration of any Material Debt Facility due to a default of the Borrower.

Section 9.11 Borrower’s Financing Facilities. The Borrower shall furnish the Lender no less than ten (10) Business Days prior written notice of the entry by any Loan Party into any financing facility for the financing of any servicing advances on any Covered Mortgage Loans; provided, however, that this Section 9.11 shall be deemed satisfied if the Borrower communicates its intent in writing to enter into such facility with the Owner (including in connection with a request to enter into an acknowledgment agreement applicable to such facility).

Section 9.12 Insurance. The Borrower shall furnish the Lender notice upon any material change in the insurance coverage required of any Loan Party or any other Person pursuant to any Loan Document, with a copy of evidence of same attached; provided, however, that a failure by the Borrower to provide the notice required pursuant to this Section 9.12 with respect to a change in insurance coverage required by the Owner shall not be deemed to be a breach of this Agreement (or otherwise result in a Default or an Event of Default).

Section 9.13 Accounting. The Borrower shall furnish the Lender notice upon any material change in accounting policies or financial reporting practices of any Loan Party, except such changes as required by GAAP.

Section 9.14 Disputes. The Borrower shall furnish the Lender notice upon (i) the occurrence of any licensing issue, revocation, or suspension, non-monetary sanctions, or non-monetary penalties incurred by a Loan Party, (ii) any audit, investigation, or proceeding of any Loan Party resulting in a fmding against such Loan Party, and (iii) any consent order, agreement or settlement between any Loan Party, on the one hand, and any Governmental Authority, on the other hand, in each case that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

ARTICLE X

EVENTS OF DEFAULT

Section 10.01 Events of Default. Each of the following events shall be an “Event of Default”:

(a)         The Borrower shall fail to pay (i) any principal of any Loan when due, whether at stated maturity, by acceleration, by notice of optional prepayment, by mandatory prepayment or otherwise; (ii) any interest on any Loan, or any fee or other amount payable hereunder or under any other Loan Document when due and such failure remains unremedied for a period of [***]

(b)         (i) The Borrower shall fail to comply with the requirements of any of Section 2.08, 7.06(i), 7.08, 7.09, 7.15 or 7.16, or any requirements of Article VIII, (ii) any Guarantor fails to comply with any of its obligations under any Guaranty; (iii) the Borrower shall fail to comply with the requirements of any of Section 7.07, 7.19 or 7.20, and such failure shall remain unremedied for [***] after the earlier of Knowledge thereof by, or notice thereof to, a Responsible Officer; (iv) the Borrower shall fail to comply with the requirements of Article IX, and such failure shall remain unremedied for [***] after the earlier of Knowledge thereof by, or notice thereof to, a Responsible Officer; or (v) any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and such failure shall remain unremedied for [***] (or, as to Section 7.21  only, for [***]) after the earlier of Knowledge thereof by, or notice thereof to, a Responsible Officer;

(c)          Any representation, warranty or certification made or deemed made herein or in any other Loan Document by any Loan Party or any certificate furnished to the Lender pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect (unless such representation or warranty is qualified by materiality and then, in any respect) as of the time made or furnished, and to the extent the underlying facts or circumstances giving rise to the applicable breach are of a nature that can be remedied, such facts or circumstances are not remedied within [***] after the earlier of Knowledge thereof by, or notice thereof to, a Responsible Officer;

(d)         (i) The Owner revokes for cause the Borrower’s servicer approval with respect to any Covered Mortgage Loans, (ii) the Borrower is involuntarily terminated for cause as servicer with respect to over [***] of the aggregate Servicing

Contract Rights and/or Servicing Compensation, or (iii) Freddie Mac, in its capacity as Owner, terminates the Acknowledgment Agreement in connection with a termination for cause of the Borrower as an approved servicer for Owner;

(e)         the occurrence of an event of default under any Material Debt Facility, which event of default has resulted in the acceleration of all obligations under the agreement governing such Indebtedness; provided that an Event of Default arising under this subsection (e) and all consequences thereof shall be annulled, waived, and rescinded, automatically and without any action by the Lender, if, within [***] after the Borrower received notice of such acceleration, (i) the Indebtedness that was the basis for such Event of Default has been discharged, or (ii) the default that was the basis for such event of default has been cured and/or the applicable lender(s) or holder(s) thereof have rescinded, annulled, or waived the default and acceleration, notice, or action (as the case may be) related thereto;

(f)          The Lender, does not, or ceases to, have a first priority (subject to any Permitted Collateral Lien) perfected security interest in the Collateral which, if curable, is not cured within [***] after the earlier of Knowledge thereof by, or notice thereof to, a Responsible Officer; provided, however, that if such failure relates to individual Pledged Servicing Rights, it shall not constitute an Event of Default hereunder unless there would be a Borrowing Base Deficiency if the Pledged Servicing Rights related thereto were removed from the Borrowing Base;

(g)         Any judgment or order for the payment of money in excess of the greater of (i) [***] and (ii) [***] of the Tangible Net Worth of the Borrower, exclusive of any amounts fully covered by insurance issued by a reputable and solvent insurance company (less any applicable deductible) and as to which a claim has been made in accordance with the requirements of the applicable policy and such insurance company has not disclaimed or disputed in writing its responsibility to cover such judgment or order, shall be rendered against any Loan Party, and such judgment or order shall not have been satisfied, vacated, discharged (or provisions shall not have been made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within [***] after the entry thereof, or, if a stay of execution is procured, [***] from the date such stay is lifted;

(h)        (i) Any Loan Party files a voluntary petition in bankruptcy, seeks relief under any provision of any Debtor Relief Law or consents to the filing of any petition against it under any such law; (ii) a proceeding shall have been instituted by any Person in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party in an involuntary case under any applicable Debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of any Loan Party, or for any substantial part of its property, or for the winding-up or liquidation of its affairs and the Borrower shall have failed to obtain relief (including a dismissal) or a stay of such involuntary proceeding within [***]; (iii) the admission in writing by any Loan Party of its inability to pay its debts as they become due; (iv) any Loan Party consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official, of all or any part of its property or any custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official takes possession of all or any part of the property of any Loan Party; (v) any Loan

Party makes an assignment for the benefit of any of its creditors; or (vi) any Loan Party generally fails to pay its debts as they become due;

(i)            Any Loan Document ceases to be in full force and effect or any Loan Party shall contest the validity or enforceability of any provision of any Loan Document; or any Loan Party shall deny in writing that it has any or further liability or obligation under any Loan Document or shall purport to revoke, terminate or rescind in writing any provision of any Loan Document that materially impairs the Lender’s rights and remedies thereunder; or

(j)           The Borrower either (i) accomplishes a Voluntary Cancellation (other than a Voluntary Cancellation with respect to Ginnie Mae) or (ii) provides notice of intent to sell or transfer, servicing contract rights constituting more than [***] of the aggregate servicing contract rights of the Borrower with respect to any Agency (other than Ginnie Mae), in either event without Lender’s prior express written consent.

Section 10.02 Remedies.

(a)        Optional Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in Section 10.01(h)), the Lender may, by written notice to the Borrower, terminate the Facility and the Commitment (including, without limitation, any obligation to make or fund any Loan) and declare all Loans and all other Obligations to be immediately due and payable.

(b)        Automatic Acceleration. Upon the occurrence of an Event of Default described in Section 10.01(h), the Facility and the Commitment shall be automatically terminated and the Loans and all other Obligations shall be immediately due and payable upon the occurrence of such event, without demand or notice of any kind.

(c)         Remedies. Upon the occurrence of an Event of Default, the Lender, in addition to all other rights and remedies under this Agreement (including, without limitation, the right to make Protective Advances) or otherwise, shall have all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Law, which rights shall be cumulative (but shall be subject to the rights of the Owner, with respect to the Pledged Servicing). The Borrower agrees, upon the occurrence of an Event of Default and notice from the Lender, to assemble, at its expense, all of the Collateral that is in its possession or control (whether by return, repossession, or otherwise) at a place designated by the Lender. All out-of-pocket costs incurred by the Lender in the collection of all Obligations, and the enforcement of its rights hereunder, including reasonable attorneys’ fees and legal expenses, shall constitute Obligations. Without limiting the foregoing, upon the occurrence of an Event of Default and the acceleration of the Loans pursuant to this Section  10.02, the Lender may, to the fullest extent permitted by Applicable Law, without notice, advertisement, hearing or process of law of any kind, (i) enter upon any premises where any of the Collateral which is in the possession of the Borrower (whether by return, repossession, or otherwise) may be located and take possession of and remove such Collateral, (ii) sell any or all of such Collateral, free of all rights and claims of the Borrower therein and thereto, at any public or private sale, and (iii) bid for (including by Credit Bid) and purchase any or all of such Collateral at any such sale. Any such sale shall be conducted in a commercially reasonable manner and in accordance with Applicable Law. The Borrower hereby expressly waives, to the fullest extent permitted by Applicable Law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Lender of any of its rights and remedies upon the occurrence of an Event of Default. The Lender shall have the right (but not the obligation) to bid for (including by Credit Bid) and purchase any or all Collateral at any public or private sale. The Borrower hereby agrees that in any sale of any of the Collateral, the Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of Applicable Law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and the Borrower further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner. The Lender shall not be liable for any sale, private or public, conducted in accordance with this Section 10.02(c). If an Event of Default occurs, and upon acceleration of the Loans hereunder, the Loans and all other Obligations shall be immediately due and payable, and collections on the Pledged Servicing and proceeds of sales and securitizations of Pledged Servicing, and other Collateral will be used to pay the Obligations.

(d)              [Reserved].

(e)               [Reserved].

(f)                Acknowledgment of Full Recourse. The Borrower hereby acknowledges and agrees that the Obligations of the Borrower under this Agreement and the other Loan Documents constitute full recourse obligations of the Borrower.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Notices, etc.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (or by e-mail as provided in paragraph (b) below), all notices and other communications provided for herein shall be made in writing and mailed by certified or registered mail, delivered by hand or overnight courier service as follows:

(i)        If to the Borrower or any other Loan Party, to it at Quicken Loans Inc., 1050 Woodward Avenue, Detroit, Michigan 48226, Attention of Rob Wilson (Telephone No. (313) 782-9165; E-mail: RobWilson@quickenloans.com), with a copy to the Attention of Jose Bartolomei (Telephone No. (313) 373-3636; E-mail: JoseBartolomei@quickenloans.com) at the same address.

(ii)     If to the Lender, to it at Federal Home Loan Mortgage Corporation, 1551 Park Run Drive, McLean, VA 22102, Attention: Carmino Joseph Santomaro, Senior Vice President, Investments & Capital Markets (Telephone No. 571-382-5701; E-mail: carmino_santomaro@freddiemac.com and icm_msr@freddiemac.com); with a copy to: Federal Home Loan Mortgage Corporation, 8200 Jones Branch Drive, Legal Division, McLean, VA 22102, Attention: Kevin MacKenzie, Vice President and Deputy General Counsel Securities (Telephone No. 703-903-2710; E-mail: kevin_mackenzie@freddiemac.com).

(b)         Notices mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received.

(c)          Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Lender. The Lender or the Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that, approval of such procedures may be limited to particular notices or communications; provided further that any written notice or request transmitted by e-mail or other direct written electronic means shall (x) be deemed to have been validly and effectively given on the day (if a Business Day, and, if not, on the next Business Day) on which it is transmitted; and (y) must be confirmed in writing the following Business Day by sending a copy of such written notice or request to the intended recipient by one of the other notice methods described in this Agreement (other than by electronic mail or other direct electronic means).

(d)         Either Party may change its address for notices and other communications hereunder by notice to the other Party in the manner provided above.

(e)          Notices made to the Borrower in the manner provided above shall be deemed to be made to each Responsible Officer at the time made to the Borrower.

Section 11.02 Amendments and Waivers

(a)         No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall comply with paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b)         Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender, or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Lender and the Loan Party or Loan Parties that are parties thereto.

Section 11.03 Expenses; Indemnity; Damage Waiver.

(a)         The Borrower agrees to pay:

(i)                                     all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Lender, in connection with the preparation, negotiation, execution, delivery and administration of the Loan Documents and any amendments, waivers or other modifications of the provisions of any Loan Document (whether or not the transactions contemplated by the Loan Documents are consummated); provided, that the Borrower shall not be obligated to pay any such expenses incurred prior to the Closing Date in excess of [***] and

(ii)                                  all reasonable out-of-pocket expenses incurred by the Lender, including the reasonable fees, charges and disbursements of any counsel for the Lender, in connection with the enforcement or protection of its rights (A) in connection with the Loan Documents, including its rights under this Section 11.03, or (B) in connection with the Obligations, including all such reasonable out-of-pocket expenses incurred in connection with any restructuring, workout or negotiations in respect of any of the Loan Documents or Obligations.

(b)         The Borrower agrees to indemnify and hold harmless the Lender and each of its Related Parties (each, an “Indemnified Party”) from and against, any and all claims, damages, losses, liabilities and all related reasonable out-of-pocket expenses (including the reasonable fees, charges and expenses of any counsel for any Indemnified Party), incurred by any Indemnified Party or asserted against any Indemnified Party by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or by reason of:

(i)                                     the execution or delivery of any Loan Document or any agreement or instrument contemplated in any Loan Document, the performance by the parties thereto of their respective obligations under any Loan Document or the consummation of the transactions contemplated by the Loan Documents;

(ii)                                  any Loan or other Obligation, or the actual or proposed use of any proceeds therefrom;

(iii)                               any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related to the Borrower or any of its Subsidiaries in any way; or

(iv)                              any actual or prospective claim, investigation, litigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnified Party is a party thereto;

provided that, such indemnity shall not be available to any Indemnified Party to the extent that such claims, damages, losses, liabilities or related expenses (A) are determined by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of any Indemnified Party or (B) result from a claim brought by the Borrower or any other Loan Party against any Indemnified Party for breach in bad faith of any Indemnified Party’s obligations under any Loan Document, if a court of competent jurisdiction has rendered a fmal and non-appealable judgment in favor of the Borrower or such Loan Party on such claim. This Section 11.03(b) shall only apply to Taxes to the extent that they represent losses, claims, damages or similar charges arising from a non-Tax claim.

(c)          The Borrower agrees, to the fullest extent permitted by Applicable Law, not to assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (including, without limitation, any loss of profits or anticipated savings), as opposed to actual or direct damages, resulting from this Agreement or any other Loan Document or arising out of such Indemnified Party’s activities in connection herewith or therewith (whether before or after the Closing Date).

(d)         All amounts due under Section 11.03 shall be payable promptly after demand is made for payment by the Lender.

(e)          The Borrower agrees that neither it nor any of its Subsidiaries will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification or contribution has been sought under Section 11.03 without the prior written consent of the applicable Indemnified Party, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such claim, action or proceeding.

Section 11.04 Successors and Assigns.

(a)         The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender, which consent may be withheld by the Lender in its sole discretion (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the Parties, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)        The Lender may, at any time, without the consent of the Borrower, assign to one or more Eligible Assignees (as defined below) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Commitment and the Loans at the time owing to it). For purposes of this Agreement, “Eligible Assignee” means any Person other than a natural Person that is (i) an Affiliate of the Lender, (ii) a commercial bank, insurance company, investment or mutual fund or other Person that is an “accredited investor” (as defined in Regulation D under the Securities Act) or (iii) an entity that possesses financial sophistication and standing similar to that of the Lender. Subject to notification of an assignment, the assignee shall be a party hereto and, to the extent of the interest assigned, have the rights and obligations of the Lender under this Agreement, and the Lender shall, to the extent of the interest assigned, be released from its obligations under this Agreement (and, in the case of an assignment covering all of the Lender’s rights and obligations under this Agreement, the Lender shall cease to be a Party but shall continue to be entitled to the benefits of Section 3.01, Section 3.03 and Section 11.03). The Borrower hereby agrees to execute any amendment and/or any other document that may be necessary to effectuate such an assignment, including an amendment to this Agreement to provide for multiple lenders and an administrative agent to act on behalf of such lenders. Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by the Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(c)         The Lender may, at any time, without the consent of the Borrower, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of the Lender’s rights and obligations under this Agreement (including all or a portion of the Commitment and the Loans owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations, and (iii) each of the Borrower and the Owner shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. The Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01 and Section 3.03 to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that, such Participant (A) agrees to be subject to the provisions of Section 3.01 and Section 2.09 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 3.01 or Section  3.03, with respect to any participation, than the Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. The Lender shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that, the Lender shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in the Commitment, Loans or other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that the Commitment, any Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each

Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d)         To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were the Lender, as long as such Participant agrees to be subject to Section 2.09 as though it were the Lender.

(e)          Notwithstanding the above, the Lender may at any time pledge or assign all or any portion of its rights under this Agreement to successor entities resulting from a resolution of the conservatorship resulting from the Federal Housing Finance Agency’s exercise, on September 6, 2008, of its authority to “carry on the business of ... and preserve and conserve the assets and property of [Freddie Mac]” pursuant to the Federal Housing Enterprises Financial Safety and Soundness Act of 1992 as amended by the Housing and Economic Recovery Act of 2008 and as may be further amended from time to time. Notwithstanding the foregoing, in the event of any such pledge or assignment by the Lender described in this paragraph, the Borrower shall have the option to prepay all, but not less than all, of the outstanding Loans, without prepayment penalty, indemnification pursuant to Section 3.04 or any amounts otherwise claimed pursuant to Section 3.03. Such option shall be exercised by delivery of an irrevocable written notice to the Lender of the Borrower’s intent to repay all Loans outstanding and terminate the Commitment, within ten (10) days following receipt by the Borrower of notice of the pledge or assignment described in this paragraph, with such prepayment to occur no later than thirty (30) days following receipt of such notice.

Section 11.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitment has not expired or terminated. The provisions of Section 3.01, Section 3.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitment or the termination of this Agreement or any provision hereof.

Section 11.06 Counterparts; Integration; Effectiveness.

(a) This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different Parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Lender constitute the entire contract among the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received a counterpart hereof executed by each Loan Party. Delivery of an executed counterpart of a signature page to this Agreement in electronic (“pdf’ or “tif’) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) The words “execution,” “signed,” “signature,” and words of similar import in any Loan Document shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under Applicable Law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (NY State Technology Law §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.07 Construction; Severability.

(a)         In the event of a dispute regarding the meaning of any language contained in this Agreement, the Parties agree that the same should be accorded a reasonable construction and should not be construed more strongly against one Party than against any other Party by any reason, including but not limited to by reason of such Party’s or its counsel’s role in the drafting of this Agreement. In the event of a conflict between this Agreement and the Acknowledgment Agreement, the Acknowledgment Agreement controls.

(b)         If any term or provision of any Loan Document is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision thereof or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, Freddie Mac (in any of its capacities, including as the Lender or Owner) and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and without prior notice to the Borrower, any such notice being expressly waived by the Borrower, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by Freddie Mac (in any of its capacities, including as the Lender or Owner) or Affiliate to or for the credit or the account of the Borrower or any Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under the Loan Documents to the Lender or its Affiliates, whether direct or indirect, absolute or contingent, matured or unmatured, and irrespective of whether or not the Lender shall have made any demand under the Loan Documents and although such obligations of such Loan Party are owed to an Affiliate of the Lender different from the Affiliate holding such deposit or obligated on such indebtedness. The Lender agrees to notify the Borrower promptly after any such setoff and appropriation and application; provided that the failure to give such notice shall not affect the validity of such setoff and appropriation and application.

Section 11.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a)         This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles other than Section 5-1401 of the New York General Obligations Law.

(b)         Each Party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind whatsoever, whether in law or equity, or whether in contract or tort or otherwise, against any other Party in any way relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, in any forum other than the federal courts of the United States of America for the Southern District of New York, and any appellate court thereof, and each Party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that any such action, litigation or proceeding may be brought in such courts. Each Party agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)          Each Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any such court referred to in subsection (b) of this Section. Each Party hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)         Each Party irrevocably consents to the service of process in the manner provided for notices in Section 11.01 and agrees that nothing herein will affect the right of any Party to serve process in any other manner permitted by Applicable Law.

Section 11.10 WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH PARTY (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.11 Headings; Captions and Cross References. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. The various captions (including the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be.

Section 11.12 Confidentiality.

(a)         The Lender agrees to maintain the confidentiality of all non-public information received from the Borrower or any other Loan Party relating to the Borrower or its Subsidiaries or their respective businesses (the “Information”), except that Information may be disclosed: (i) to its Affiliates and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential with the Lender being liable for breach hereunder by any Affiliate or Related Party); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority); (iii) to the extent required by any Applicable Law or regulations or by any subpoena, court order or similar legal process; (iv) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of its rights hereunder or thereunder; (v) to (x) any actual or potential assignee, transferee or participant in connection with the assignment or transfer by the Lender of any Loans or any participations therein or (y) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower or any other Loan Party or any Subsidiary or any of their respective obligations, this Agreement or payments hereunder; provided that, any such potential assignee, transferee, participant, swap counterparty or advisor is advised of, and agrees in writing to be bound by, the provisions of this Section and that the Borrower shall be a third party beneficiary of any such agreement (with the Lender being liable for breach hereunder by any Affiliate or Related Party); (vi) with the consent of the Borrower; or (vii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) is available to the Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries, or (z) becomes available to the Lender or any of its Affiliates on a non-confidential basis from a source other than the Borrower or any other Loan Party.

(b)         Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised a reasonable degree of care.

(c)          This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to the Lender and the Borrower, and shall be held by each Party hereto, as applicable, in strict confidence, and shall not be disclosed to any third party without the written consent of the Lender or the Borrower, as applicable, except for (i) disclosure to the Lender’s or the Borrower’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, and to any Person entering into an Intercreditor Agreement, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, or (ii) disclosure required by law, rule, regulation or order of a court or requested by a regulatory body or conservator.

(d)         Notwithstanding the above, the Borrower and the Lender, and each employee, representative, or other agent of such person or entity, may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information (i) is related to such tax treatment and tax structure or (ii) would otherwise be disclosable in accordance with this Section 11.12; and provided further, for clarity, the Borrower may not disclose the name of or identifying information with respect the Lender or any pricing terms or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of this transaction and is not relevant to understanding the federal, state and local tax treatment of this transaction, without the prior written consent of the Lender. For the avoidance of doubt, the Borrower may disclose the terms of this Agreement to any regulatory authority purporting to have jurisdiction over it or its Related Parties.

Section 11.13 Acknowledgement. The Borrower hereby acknowledges that:

(a)         it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Note and the other Loan Documents to which it is a party;

(b)         the Lender has no fiduciary relationship to the Borrower, and the relationship between the Borrower and the Lender is solely that of debtor and creditor; and

(c)          no joint venture exists among or between the Lender and the Borrower.

Section 11.14 Interest Rate Limitations. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, the Lender may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 11.15 Marshalling; Payments Set Aside. The Lender shall not be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Lender, or the Lender enforces any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 11.16 Patriot Act. The Lender hereby notifies each Loan Party that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “PATRIOT Act”), it is required to obtain, verify, and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow the Lender to identify such Loan Party in accordance with the PATRIOT Act, and the Borrower agrees to provide, or cause the other Loan Parties to provide, such information from time to time to the Lender.

Section 11.17 Time is of the Essence. Time is of the essence in the performance of the obligations stated in this Agreement.

Section 11.18 Multiple Capacities; Valuation. The Borrower, for itself and each Loan Party, hereby acknowledges that (a) Freddie Mac, is acting in multiple capacities with respect to the subject matter of this Agreement, under certain other Loan Documents and otherwise, (b) that any relationship between any Loan Party and Freddie Mac in any capacity other than as the Lender hereunder, including, without limitation, as the Owner, is distinct and separate from its relationship with, and obligations to, the Lender under this Agreement, and (c) this Agreement does not modify the obligations of any Loan Party to Freddie Mac in its capacity as Owner. Freddie Mac acknowledges and agrees that its valuation of the Collateral, as Lender, shall not be used by Freddie Mac, as Owner, to challenge the value of the Borrower’s assets as set forth on the Borrower’s financial statements which are completed in accordance with GAAP.

Section 11.19 Information Sharing. The Borrower, for itself and each Loan Party, hereby authorizes Freddie Mac, in its capacity as the Owner, to share any and all information it may receive from the servicing performance, counterparty eligibility, risk management, counterparty operational risk evaluation, quality control, quality assessment, and similar divisions and/or departments within Freddie Mac, with Freddie Mac, in its capacity as the Lender hereunder. Freddie Mac’s information sharing authorized pursuant to the preceding sentence shall not in any manner authorize or obligate Freddie Mac, in its capacity as Owner, to share the same or similar information with any other Person, including without limitation any other lender (a “Third Party Lender”) which has made a loan to the Borrower secured by Servicing Contract Rights with respect to any Serviced Loan which is not a Covered Mortgage Loan, or which has made a loan to the Borrower secured by advance reimbursement rights with respect to any Serviced Loan. Nothing in the Loan Documents shall be construed to limit the Borrower’s ability to share any information received from Freddie Mac or obtainable from Freddie Mac (and not expressly designated as confidential information) with any Third Party Lender.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective signatories thereunto duly authorized, as of the date first above written

QUICKEN LOANS INC., as Borrower

By:	/s/ Jay Famer
Name:	Jay Famer
Title:	Chief Executive Officer

Loan and Security Agreement

FEDERAL HOME LOAN MORTGAGE CORPORATION, also known as FREDDIE MAC, as the Lender

By:	/s/ John Glessner
	Name:	John Glessner
	Title:	SVP-ALM

Loan and Security Agreement

Schedule 1.01(a)
Initial Covered Mortgage Loans

[See Attached Email Exchange to which Loan List is Attached]

Schedule 1.01(b)
Pledged Seller/Servicer Numbers

[***]

Schedule 6.01(a)
Formation and Good Standing

Borrower

(i)                                     Legal Name: Quicken Loans Inc.

(ii)                                  Jurisdiction of Organization: State of Michigan

(iii)                               Type of Organization: Corporation

(iv)                              Organizational ID Number: [***]

(v)                                 Subsidiaries:                          One Mortgage Holdings, LLC

One Reverse Mortgage, LLC

QL Ginnie EBO, LLC

QL Ginnie REO, LLC

Schedule 6.01(b)

Licenses

[***]

Montana - Detroit, Ml Principal Office	Mortgage Lender Licensee	[***]
Montana - Detroit, Ml Principal Office	Mortgage Broker License	[***]
Montana - Detroit, Ml Principal Office	Mortgage Servicer License	[***]
Montana - 635 Woodward Ave, Detroit MI Branch	Mortgage Lender Branch License	[***]
Montana - One Woodward Ave, Detroit MI Branch	Mortgage Lender Branch License	[***]
Montana - 1001 Woodward Ave, Detroit MI Branch	Mortgage Lender Branch License	[***]
Montana - 719 Griswold, Detroit MI Branch	Mortgage Lender Branch License	[***]
Montana- 615 West Lafayette, Detroit MI Branch	Mortgage Lender Branch License	[***]
Montana - Phoenix, AZ Branch	Mortgage Lender Branch License	[***]
Montana - Cleveland, OH Branch	Mortgage Lender Branch License	[***]
Montana - Charlotte, NC Branch	Mortgage Lender Branch License	[***]
Nebraska	Mortgage Banker
Nebraska - Detroit, Ml Principal Office	Mortgage Banker License	[***]
Nebraska - 635 Woodward Ave, Detroit MI Branch	Mortgage Banker Branch License	[***]
Nebraska - One Woodward Ave, Detroit MI Branch	Mortgage Banker Branch License	[***]
Nebraska - 1001 Woodward Ave, Detroit MI Branch	Mortgage Banker Branch License	[***]
Nebraska - 719 Griswold, Detroit MI Branch	Mortgage Banker Branch License	[***]
Nebraska - 615 West Lafayette, Detroit MI Branch	Mortgage Banker Branch License	[***]
Nebraska - Phoenix, AZ Branch	Mortgage Banker Branch License	[***]
Nebraska - Cleveland, OH Branch	Mortgage Banker Branch License	[***]
Nebraska - Charlotte, NC Branch	Mortgage Banker Branch License	[***]
Nevada	Mortgage Servicer License/ Foreign Collection Agency
Nevada - Detroit, Ml Principal Office	Mortgage Banker License	[***]
Nevada - Detroit, Ml Principal Office	Supplemental Mortgage Servicer License	[***]
Nevada - Detroit, Ml Principal Office	Business License	[***]
Nevada - 635 Woodward Ave, Detroit MI Branch	Mortgage Banker Branch License	[***]
Nevada - One Woodward Ave,	Mortgage Banker Branch License	[***]

Detroit MI Branch
Nevada - 1001 Woodward Ave, Detroit MI Branch	Mortgage Banker Branch License	[***]
Nevada - 719 Griswold, Detroit MI Branch	Mortgage Banker Branch License	[***]
Nevada - 615 West Lafayette, Detroit MI Branch	Mortgage Banker Branch License	[***]
Nevada - Phoenix, AZ Branch	Mortgage Banker Branch License	[***]
Nevada - Cleveland, OH Branch	Mortgage Banker Branch License	[***]
Nevada - Las Vegas, NV Branch	Mortgage Banker Branch License	[***]
Nevada - Clark County	Mortgage Company	[***]
New Hampshire	Mortgage Banker
New Hampshire - Detroit, Ml Principal Office	Mortgage Banker License	[***]
New Hampshire - 635 Woodward Ave, Detroit MI Branch	Mortgage Banker Branch License	[***]
New Hampshire - One Woodward Ave, Detroit MI Branch	Mortgage Banker Branch License	[***]
New Hampshire - 1001 Woodward Ave, Detroit MI Branch	Mortgage Banker Branch License	[***]
New Hampshire - 719 Griswold, Detroit MI Branch	Mortgage Banker Branch License	[***]
New Hampshire - 615 West Lafayette, Detroit MI Branch	Mortgage Banker Branch License	[***]
New Hampshire - Phoenix, AZ Branch	Mortgage Banker Branch License	[***]
New Hampshire - Cleveland, OH Branch	Mortgage Banker Branch License	[***]
New Hampshire - Charlotte, NC Branch	Mortgage Banker Branch License	[***]
New Jersey	Collection Agency
New Jersey - Detroit, Ml Principal Office	Residential Mortgage Lender License	[***]
New Jersey - 635 Woodward Ave, Detroit MI Branch	Residential Mortgage Lender Branch License	[***]
New Jersey - One Woodward Ave, Detroit MI Branch	Residential Mortgage Lender Branch License	[***]
New Jersey - 1001 Woodward Ave, Detroit MI Branch	Residential Mortgage Lender Branch License	[***]
New Jersey - 719 Griswold, Detroit MI Branch	Residential Mortgage Lender Branch License	[***]
New Jersey - 615 West Lafayette, Detroit MI Branch	Residential Mortgage Lender Branch License	[***]
New Jersey - Phoenix, AZ Branch	Residential Mortgage Lender Branch License	[***]
New Jersey - Cleveland, OH Branch	Residential Mortgage Lender Branch License	[***]
New Mexico	Mortgage Loan Company/Collection

Agency
New Mexico - Detroit, Ml Principal Office	Mortgage Loan Company License	[***]
New Mexico - Detroit, Ml	Collection Agency	[***]
New Mexico - 635 Woodward Ave, Detroit MI Branch	Mortgage Loan Company Branch License	[***]
New Mexico - One Woodward Ave, Detroit MI Branch	Mortgage Loan Company Branch License	[***]
New Mexico - 1001 Woodward Ave, Detroit MI Branch	Mortgage Loan Company Branch License	[***]
New Mexico - 719 Griswold, Detroit MI Branch	Mortgage Loan Company Branch License	[***]
New Mexico - 615 West Lafayette, Detroit MI Branch	Mortgage Loan Company Branch License	[***]
New Mexico - Phoenix, AZ Branch	Mortgage Loan Company Branch License	[***]
New Mexico - Cleveland, OH Branch	Mortgage Loan Company Branch License	[***]
New Mexico - Charlotte, NC Branch	Mortgage Loan Company Branch License	[***]
New York	Mtg. Loan Servicer Reg.
New York - Detroit, Ml Principal Office	Mortgage Banker License	[***]
New York - Detroit, Ml Principal Office	Exempt Mortgage Mortgage Loan Servicer Registration	[***]
New York - 635 Woodward Ave, Detroit MI Branch	Mortgage Banker Branch License	[***]
New York - One Woodward Ave, Detroit MI Branch	Mortgage Banker Branch License	[***]
New York - 1001 Woodward Ave, Detroit MI Branch	Mortgage Banker Branch License	[***]
New York - 719 Griswold, Detroit MI Branch	Mortgage Banker Branch License	[***]
New York - 615 West Lafayette, Detroit MI Branch	Mortgage Banker Branch License	[***]
New York - Phoenix, AZ Branch	Mortgage Banker Branch License	[***]
New York - Cleveland, OH Branch	Mortgage Banker Branch License	[***]
North Carolina	Mortgage Servicer/Collection Agency
North Carolina - Detroit, Ml Principal Office	Mortgage Lender License	[***]
North Carolina - Detroit, Ml Principal Office	Collection Agency	[***]
North Carolina - 635 Woodward Ave, Detroit MI Branch	Mortgage Lender Branch License	[***]
North Carolina - One Woodward Ave, Detroit MI Branch	Mortgage Lender Branch License	[***]
North Carolina - 1001 Woodward Ave, Detroit MI Branch	Mortgage Lender Branch License	[***]
North Carolina - 719 Griswold,	Mortgage Lender Branch License	[***]

Detroit MI Branch
North Carolina - 615 West Lafayette, Detroit MI Branch	Mortgage Lender Branch License	[***]
North Carolina - Phoenix, AZ Branch	Mortgage Lender Branch License	[***]
North Carolina - Cleveland, OH Branch	Mortgage Lender Branch License	[***]
North Carolina - Charlotte, NC Branch	Mortgage Lender Branch License	[***]
North Dakota	Mortgage Broker
North Dakota - Detroit, Ml Principal Office	Money Broker License	[***]
North Dakota - 635 Woodward Ave, Detroit MI Branch	Money Broker Branch Registration	[***]
North Dakota - One Woodward Ave, Detroit MI Branch	Money Broker Branch Registration	[***]
North Dakota - 1001 Woodward Ave, Detroit MI Branch	Money Broker Branch Registration	[***]
North Dakota - 719 Griswold, Detroit MI Branch	Money Broker Branch Registration	[***]
North Dakota - 615 West Lafayette, Detroit MI Branch	Money Broker Branch Registration	[***]
North Dakota - Phoenix, AZ Branch	Money Broker Branch Registration	[***]
North Dakota - Cleveland, OH Branch	Money Broker Branch Registration	[***]
North Dakota - Charlotte, NC Branch	Money Broker Branch Registration	[***]
Ohio	Mortgage Loan Act Reg.
Ohio - Detroit, Ml Principal Office	Mortgage Loan Act Certificate of Registration	[***]
Ohio - Detroit, Ml Principal Office	Mortgage Broker Act Mortgage Banker Exemption	[***]
Ohio - 635 Woodward Ave, Detroit MI Branch	Mortgage Loan Act Branch Registration	[***]
Ohio - 635 Woodward Ave, Detroit MI Branch	Mortgage Broker Act Mortgage Banker Exemption (Branch)	[***]
Ohio - One Woodward Ave, Detroit MI Branch	Mortgage Loan Act Branch Registration	[***]
Ohio - One Woodward Ave, Detroit MI Branch	Mortgage Broker Act Mortgage Banker Exemption (Branch)	[***]
Ohio - 1001 Woodward Ave, Detroit MI Branch	Mortgage Loan Act Branch Registration	[***]
Ohio - 1001 Woodward Ave, Detroit MI Branch	Mortgage Broker Act Mortgage Banker Exemption (Branch)	[***]
Ohio - 719 Griswold, Detroit MI Branch	Mortgage Loan Act Branch Registration	[***]
Ohio - 719 Griswold, Detroit MI Branch	Mortgage Broker Act Mortgage Banker Exemption (Branch)	[***]
Ohio - 615 West Lafayette, Detroit	Mortgage Loan Act Branch Registration	[***]

MI Branch
Ohio - 615 West Lafayette, Detroit MI Branch	Mortgage Broker Act Mortgage Banker Exemption (Branch)	[***]
Ohio - Phoenix, AZ Branch	Mortgage Loan Act Branch Registration	[***]
Ohio - Phoenix, AZ Branch	Mortgage Broker Act Mortgage Banker Exemption (Branch)	[***]
Ohio - Cleveland, OH Branch	Mortgage Loan Act Branch Registration	[***]
Ohio - Cleveland, OH Branch	Mortgage Broker Act Mortgage Banker Exemption (Branch)	[***]
Ohio - Charlotte, NC Branch	Mortgage Loan Act Branch Registration	[***]
Ohio - Charlotte, NC Branch	Mortgage Broker Act Mortgage Banker Exemption (Branch)	[***]
Oklahoma	Mortgage Lender
Oklahoma - Detroit, Ml Principal Office	Mortgage Lender License	[***]
Oklahoma - Detroit, Ml Principal Office	Mortgage Lender License - Other Trade Name #1	[***]
Oklahoma - 635 Woodward Ave, Detroit MI Branch	Mortgage Lender Branch License	[***]
Oklahoma - One Woodward Ave, Detroit MI Branch	Mortgage Lender Branch License	[***]
Oklahoma - 1001 Woodward Ave, Detroit MI Branch	Mortgage Lender Branch License	[***]
Oklahoma - 719 Griswold, Detroit MI Branch	Mortgage Lender Branch License	[***]
Oklahoma - 615 West Lafayette, Detroit MI Branch	Mortgage Lender Branch License	[***]
Oklahoma - Phoenix, AZ Branch	Mortgage Lender Branch License	[***]
Oklahoma - Cleveland, OH Branch	Mortgage Lender Branch License	[***]
Oklahoma - Charlotte, NC Branch	Mortgage Lender Branch License	[***]
Oregon	Mtg. Lending/Collection Agency
Oregon - Detroit, Ml Principal Office	Mortgage Lending License	[***]
Oregon - 635 Woodward Ave, Detroit MI Branch	Mortgage Lending Branch License	[***]
Oregon - One Woodward Ave, Detroit MI Branch	Mortgage Lending Branch License	[***]
Oregon - 1001 Woodward Ave, Detroit MI Branch	Mortgage Lending Branch License	[***]
Oregon - 719 Griswold, Detroit MI Branch	Mortgage Lending Branch License	[***]
Oregon - 615 West Lafayette, Detroit MI Branch	Mortgage Lending Branch License	[***]
Oregon - Phoenix, AZ Branch	Mortgage Lending Branch License	[***]
Oregon - Cleveland, OH Branch	Mortgage Lending Branch License	[***]
Oregon - Charlotte, NC Branch	Mortgage Lending Branch License	[***]

Pennsylvania	Mtg. Lender
Pennsylvania - Detroit, MI Principal Office	Mortgage Lender License	[***]
Pennsylvania - 635 Woodward Ave, Detroit MI Branch	Mortgage Lender License	[***]
Pennsylvania - One Woodward Ave, Detroit MI Branch	Mortgage Lender License	[***]
Pennsylvania - 1001 Woodward Ave, Detroit MI Branch	Mortgage Lender License	[***]
Pennsylvania - 719 Griswold, Detroit MI Branch	Mortgage Lender License	[***]
Pennsylvania - 615 West Lafayette, Detroit MI Branch	Mortgage Lender License	[***]
Pennsylvania - Phoenix, AZ Branch	Mortgage Lender License	[***]
Pennsylvania - Cleveland, OH Branch	Mortgage Lender License	[***]
Rhode Island	Lender/ Third Party Loan Servicer
Rhode Island - Detroit, MI Principal Office	Mortgage Lender License	[***]
Rhode Island - 635 Woodward Ave, Detroit MI Branch	Lender Branch Certificate	[***]
Rhode Island - One Woodward Ave, Detroit MI Branch	Lender Branch Certificate	[***]
Rhode Island- 1001 Woodward Ave, Detroit MI Branch	Lender Branch Certificate	[***]
Rhode Island - 719 Griswold, Detroit MI Branch	Lender Branch Certificate	[***]
Rhode Island - 615 West Lafayette, Detroit MI Branch	Lender Branch Certificate	[***]
Rhode Island - Phoenix, AZ Branch	Lender Branch Certificate	[***]
Rhode Island - Cleveland, OH Branch	Lender Branch Certificate	[***]
South Carolina	Mtg. Lender/Servicer
South Carolina - Detroit, MI Principal Office	BFI Mortgage Lender/Servicer License	[***]
South Carolina - Detroit, MI Principal Office	Consumer Credit Grantor Notification	[***]
South Carolina - 635 Woodward Ave, Detroit MI Branch	BFI Branch Mortgage Lender/Servicer	[***]
South Carolina - One Woodward Ave, Detroit MI Branch	BFI Branch Mortgage Lender/Servicer	[***]
South Carolina - 1001 Woodward Ave, Detroit MI Branch	BFI Branch Mortgage Lender/Servicer	[***]
South Carolina - 719 Griswold, Detroit MI Branch	BFI Branch Mortgage Lender/Servicer	[***]
South Carolina - 615 West Lafayette, Detroit MI Branch	BFI Branch Mortgage Lender/Servicer	[***]

South Carolina - Phoenix, AZ Branch	BFI Branch Mortgage Lender/Servicer	[***]
South Carolina - Cleveland, OH Branch	BFI Branch Mortgage Lender/Servicer License	[***]
South Carolina, Charlotte, NC Branch	BFI Branch Mortgage Lender/Servicer License	[***]
South Dakota	Mtg. Lender
South Dakota - Detroit, Ml Principal Office	Mortgage Lender License	[***]
Tennessee	Mortgage
Tennessee - Detroit, Ml Principal Office	Mortgage License	[***]
Tennessee - 635 Woodward Ave, Detroit MI Branch	Mortgage Branch Authorization	[***]
Tennessee - One Woodward Ave, Detroit MI Branch	Mortgage Branch Authorization	[***]
Tennessee - 1001 Woodward Ave, Detroit MI Branch	Mortgage Branch Authorization	[***]
Tennessee - 719 Griswold, Detroit MI Branch	Mortgage Branch Authorization	[***]
Tennessee - 615 West Lafayette, Detroit MI Branch	Mortgage Branch Authorization	[***]
Tennessee - Phoenix, AZ Branch	Mortgage Branch Authorization	[***]
Tennessee - Cleveland, OH Branch	Mortgage Branch Authorization	[***]
Tennessee - Charlotte, NC Branch	Mortgage Branch Authorization	[***]
Texas	SML Res. Mtg. Loan Servicer Reg./ OCCC Regulated Loan/ Debt Collector
Texas - Detroit, Ml Principal Office	Regulated Loan License	[***]
Texas - Detroit, Ml Principal Office	SML Mortgage Banker Registration	[***]
Texas - 635 Woodward Ave, Detroit MI Branch	Regulated Loan License Branch	[***]
Texas - 635 Woodward Ave, Detroit MI Branch	SML Mortgage Banker Branch Registration	[***]
Texas - One Woodward Ave, Detroit MI Branch	SML Mortgage Banker Branch Registration	[***]
Texas - 1001 Woodward Ave, Detroit MI Branch	SML Mortgage Banker Branch Registration	[***]
Texas - 719 Griswold, Detroit MI Branch	Regulated Loan License Branch	[***]
Texas - 719 Griswold, Detroit MI Branch	SML Mortgage Banker Branch Registration	[***]
Texas - 615 West Lafayette, Detroit MI Branch	SML Mortgage Banker Branch Registration	[***]
Texas - 615 West Lafayette, Detroit MI Branch	Regulated Loan License Branch	[***]
Texas - Phoenix, AZ Branch	Regulated Loan License Branch	[***]
Texas - Phoenix, AZ Branch	SML Mortgage Banker Branch Registration	[***]

Texas - Cleveland, OH Branch	Regulated Loan License Branch	[***]
Texas - Cleveland, OH Branch	SML Mortgage Banker Registration	[***]
Texas - Charlotte, NC Branch	SML Mortgage Banker Registration	[***]
Utah	Collection Agency/1st Mtg. Notification
Utah - Detroit, MI Principal Office	DRE Mortgage Entity License	[***]
Utah - Detroit, MI Principal Office	DFI Residential First Mortgage Notification	[***]
Utah - Detroit, MI Principal Office	Mortgage Lender License	[***]
Utah - Detroit, MI Principal Office	Certificate of Registration	[***]
Utah - Detroit, MI Principal Office	Consumer Credit Notification	[***]
Utah - 635 Woodward Ave, Detroit MI Branch	DRE Mortgage Branch Office License	[***]
Utah - 615 West Lafayette, Detroit MI Branch	DRE Mortgage Branch Office License	[***]
Utah - Phoenix, AZ Branch	DRE Mortgage Branch Office License	[***]
Utah - Cleveland, OH Branch	DRE Mortgage Branch Office License	[***]
Vermont	Loan Servicer
Vermont - Detroit, MI Principal Office	Mortgage Lender License	[***]
Vermont - Detroit, MI Principal Office	Mortgage Lender License - Other Trade Name #1	[***]
Vermont - Detroit, MI Principal Office	Loan Servicer License Other Trade Name #1	[***]
Vermont - Detroit, MI Principal Office	Loan Servicer License Other Trade Name #1	[***]
Vermont - 635 Woodward Ave, Detroit MI Branch	Mortgage Lender License	[***]
Vermont - One Woodward Ave, Detroit MI Branch	Mortgage Lender License	[***]
Vermont - 1001 Woodward Ave, Detroit MI Branch	Mortgage Lender License	[***]
Vermont - 719 Griswold, Detroit MI Branch	Mortgage Lender License	[***]
Vermont - 615 West Lafayette, Detroit MI Branch	Mortgage Lender License	[***]
Vermont - Phoenix, AZ Branch	Mortgage Lender License	[***]
Vermont - Cleveland, OH Branch	Mortgage Lender License	[***]
Vermont - Charlotte, NC Branch	Mortgage Lender License	[***]
Washington	Consumer Loan Company
Washington - Detroit, MI Principal Office	Business License	[***]
Washington - Detroit, MI Principal Office	Consumer Loan Company License	[***]
Washington - 635 Woodward Ave, Detroit MI Branch	Consumer Loan Branch Office License	[***]
Washington - One Woodward Ave, Detroit MI Branch	Consumer Loan Branch Office License	[***]

Washington - 1001 Woodward Ave, Detroit MI Branch	Consumer Loan Branch Office License	[***]
Washington - 719 Griswold, Detroit MI Branch	Consumer Loan Branch Office License	[***]
Washington - 615 West Lafayette, Detroit MI Branch	Consumer Loan Branch Office License	[***]
Washington - Phoenix, AZ Branch	Consumer Loan Branch Office License	[***]
Washington - Cleveland, OH Branch	Consumer Loan Branch Office License	[***]
West Virginia	Mtg. Lender/Collection Agency
West Virginia - Detroit, Ml Principal Office	Mortgage Lender License	[***]
West Virginia - Detroit, Ml Principal Office	Collection Agency	[***]
West Virginia - 635 Woodward Ave, Detroit MI Branch	Mortgage Lender Branch License	[***]
West Virginia - One Woodward Ave, Detroit MI Branch	Mortgage Lender Branch License	[***]
West Virginia - 1001 Woodward Ave, Detroit MI Branch	Mortgage Lender Branch License	[***]
West Virginia - 719 Griswold, Detroit MI Branch	Mortgage Lender Branch License	[***]
West Virginia - 615 West Lafayette, Detroit MI Branch	Mortgage Lender Branch License	[***]
West Virginia - Phoenix, AZ Branch	Mortgage Lender Branch License	[***]
West Virginia - Cleveland, OH Branch	Mortgage Lender Branch License	[***]
West Virginia - Charlotte, NC Branch	Mortgage Lender Branch License	[***]
Wisconsin	Mortgage Banker
Wisconsin - Detroit, Ml Principal Office	Mortgage Banker License	[***]
Wisconsin - 635 Woodward Ave, Detroit MI Branch	Mortgage Banker Branch License	[***]
Wisconsin - One Woodward Ave, Detroit MI Branch	Mortgage Banker Branch License	[***]
Wisconsin - 1001 Woodward Ave, Detroit MI Branch	Mortgage Banker Branch License	[***]
Wisconsin - 719 Griswold, Detroit MI Branch	Mortgage Banker Branch License	[***]
Wisconsin - 615 West Lafayette, Detroit MI Branch	Mortgage Banker Branch License	[***]
Wisconsin - Phoenix, AZ Branch	Mortgage Banker Branch License	[***]
Wisconsin - Cleveland, OH Branch	Mortgage Banker Branch License	[***]
Wisconsin - Charlotte, NC Branch	Mortgage Banker Branch License	[***]
Wyoming	Exempt per 40-23-105(a)(vi)
Wyoming - Detroit, Ml Principal Office	Supervised Lender License Branch	[***]

Wyoming - Detroit, Ml Principal Office	Mortgage Lender Broker	[***]
Wyoming - 635 Woodward Ave, Detroit MI Branch	Mortgage Lender Broker License	[***]
Wyoming - 635 Woodward Ave, Detroit MI Branch	Supervised Lender License Branch	[***]
Wyoming - One Woodward Ave, Detroit MI Branch	Mortgage Lender Broker License	[***]
Wyoming - One Woodward Ave, Detroit MI Branch	Supervised Lender License Branch	[***]
Wyoming - 1001 Woodward Ave, Detroit MI Branch	Mortgage Lender Broker License	[***]
Wyoming - 1001 Woodward Ave, Detroit MI Branch	Supervised Lender License Branch	[***]
Wyoming - 719 Griswold, Detroit MI Branch	Mortgage Lender Broker License	[***]
Wyoming - 719 Griswold, Detroit MI Branch	Supervised Lender License Branch	[***]
Wyoming - 615 West Lafayette, Detroit MI Branch	Mortgage Lender Broker License	[***]
Wyoming - 615 West Lafayette, Detroit MI Branch	Supervised Lender License Branch	[***]
Wyoming - Phoenix, AZ Branch	Supervised Lender License Branch	[***]
Wyoming - Phoenix, AZ. Branch	Mortgage Lender Broker License	[***]
Wyoming - Cleveland, OH Branch	Supervised Lender License Branch	[***]
Wyoming - Cleveland, OH . Branch	Mortgage Lender Broker License	[***]
Wyoming - Charlotte, NC Branch	Supervised Lender License Branch	[***]
Wyoming - Charlotte, NC Branch	Mortgage Lender Broker License	[***]

Schedule 6.02(g)
Trade Names

Assume Names (DBA’s)
AMERICA’S HOME LOAN EXPERTS
FRESH START
FRESH START FINANCIAL SERVICES
LENDER FOR LIFE
LIFE ROCKET
MYPERFECTHOME.COM
POWER BUYER
QLC PORTFOLIO SOLUTIONS
QLMS
QUICKEN LOANS
QUICKEN LOANS MORTGAGE SERVICES
QUICKENLOANS.COM
ROCK FINANCIAL
ROCK FINANCIAL BROKERAGE
ROCK FINANCIAL CORP.
ROCK FINANCIAL INSURANCE AGENCY
ROCK FINANCIAL LOANS
ROCK FINANCIAL MORTGAGE
ROCK FINANCIAL REAL ESTATE
ROCK FINANCIAL REALTY
ROCK FINANCIAL SECURITIES
ROCK FINANCIAL SERVICES
ROCK FINANCIAL, A DIVISION OF QUICKEN LOANS
ROCK FINANCIAL, A QUICKEN LOANS COMPANY
ROCK HOME LOANS
ROCK LOAN
ROCK MORTGAGE
ROCKET HQ
ROCKET LIFE
ROCKET LOANS
ROCKET MORTGAGE
ROCKETLOAN
ROCKETLOANS
ROCKFINANCIAL.COM
SMARTARM
THATSMYMORTGAGE.COM
THE MORTGAGE EXPERTS
WWW.QUICKENLOANS.COM
WWW.ROCKFINANCIAL.COM

Schedule 6.24

Existing Material Debt Facilities

[***]

EXHIBIT A

FORM OF BORROWING BASE CERTIFICATE

Federal Home Loan Mortgage Corporation

1551 Park Run Drive

McLean, VA 22102

Attention: Director, Direct Lending Program

Re:          Borrowing Base Report Dated [                                ] (the “Borrowing Base Report”)

Reference is made to the Loan and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) dated as of April 30, 2018, as amended, and now in effect by and between Quicken Loans Inc., a Michigan corporation (the “Borrower”) and the Federal Home Loan Mortgage Corporation, also known as Freddie Mac, as the lender (the “Lender”). Terms defined in the Loan Agreement and not otherwise defined herein are used herein as defined in the Loan Agreement.

Pursuant to Section 2.04(a) of the Loan Agreement, the Lender delivered the Borrowing Base Report to the Borrower. Pursuant to [Section 5.01(1)1 [Section 7.07(a)(i)1 of the Loan Agreement, the undersigned duly authorized officer of the Borrower has caused the Borrowing Base Report to be reviewed and certifies to the Lender that the information set forth in the Borrowing Base Report is true and correct in all material respects.

The statements made herein shall be deemed to be representations and warranties made in a document for the purposes of Section 6.10 of the Loan Agreement.

[Signature page follows.]

The undersigned has caused this Borrowing Base Certificate to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this           day of,                 20     .

QUICKEN LOANS INC., as the Borrower

By:
Name:
Title:

EXHIBIT B

FORM OF BORROWING BASE REPORT

FHLMC MSR Financing - Borrowing Base Report	Rate date:
	1ML_3ML_2YS_5YS_10YS:	1.9_2.36_2.74_2.91_2.99

Servicer Name	ID_LOC	Loan Commitment	Adv Rate*	Servicing Market Val$	Servicing Borr Base	Outstanding Loan Amt	Outstndg Ln Amt- Borr Base	Borr Base Deficiency allowanc	Outstndg Ln Amt- Loan Cmtmt	Final Borr Base Deficiency
QUICKEN LOANS INC	48	[***]	[***]							0
TOTALS		[***]	[***]			0	0		0	0

Disclaimer: The above information is provided for informational purposes only. Please see the Loan and SecurityAgreement dated null , between QUICKEN LOANS INC and Freddie Mac (the Loan Agreement) for specific terms goveming the Loans (as such term is defined in the Loan Agreement)

*The Advance Rate to be used, from time to time, is determined in accordance with the terms of the Loan Agreement.

EXHIBIT C

FORM OF PROMISSORY NOTE

[        ], 20[   ]

[$              ]

[New York, New York]

FOR VALUE RECEIVED, QUICKEN LOANS INC., a Michigan corporation (the “Borrower”), hereby unconditionally promises to pay to the order of the FEDERAL HOME LOAN MORTGAGE CORPORATION, also known as FREDDIE MAC (the “Lender”), at the principal office of the Lender at 1551 Park Run Drive, McLean, VA 22102, in lawful money of the United States, and in immediately available funds, the principal sum of [                       ] ($[           ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Loan Agreement (defined below)), on the dates and in the principal amounts provided in the Loan Agreement, but in any event no later than the Maturity Date, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

The date, amount and interest rate of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided, that the failure of the Lender to make any such recordation shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Loans made by the Lender.

This Promissory Note (this “Note”) is the Note referred to in the Loan and Security Agreement dated as of April 30, 2018 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”) between the Borrower and the Lender, and evidences Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

The Borrower agrees to pay the Lender’s out-of-pocket costs of collection and enforcement (including, without limitation, reasonable attorneys’ fees and disbursements of the Lender’s counsel) in respect of this Note, if and when incurred, all as further required by Section 11.03 of the Loan Agreement.

Payments on this Note shall be applied by the Lender in accordance with the Loan Agreement.

To the extent permitted by law, the Borrower, and any endorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender’s remedies against the Borrower or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any Person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

Any forbearance by Lender in exercising any right or remedy under this Note, the Loan Agreement, or any other Loan Document, or otherwise afforded by Applicable Law, will not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, will not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrower’s obligations under this Note will not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note. Without limiting the generality of the foregoing, upon an Event of Default, the Lender shall be entitled to accelerate the Maturity Date as set forth in Section 10.02  of the Loan Agreement.

If any term or provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of all of the remaining terms and provisions of this Note shall not be affected, and the rights and obligations of the Parties shall be construed and enforced as if this Note did not contain the particular term or provision held to be invalid or unenforceable. This Note may not be amended, and none of its terms may be waived except by a writing that specifically refers to this Note, which expressly states that it constitutes an amendment or waiver to this Note, and which is signed by the Party or Parties against whom enforcement of the amendment or waiver is sought.

Any enforcement action relating to this Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS NOTE). EACH OF THE BORROWER AND THE LENDER HEREBY SUBMITS TO THE EXCLUSIVE GENERAL JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT THEREOF, FOR

PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE BORROWER AND THE LENDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE BORROWER AND THE LENDER HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THE LOAN AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN NOTICE TO THE LENDER.

EACH OF THE BORROWER AND THE LENDER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

QUICKEN LOANS INC.

By:
Name:
Title:

EXHIBIT D

FORM OF NOTICE OF BORROWING

[DATE]

Federal Home Loan Mortgage Corporation

1551 Park Run Drive

McLean, VA 22102

Attention: Director, Direct Lending Program

Ladies and Gentlemen:

This Notice of Borrowing is delivered to you pursuant to Section 2.03(a) of the Loan and Security Agreement, dated as of April 30, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), between Quicken Loans Inc., as the Borrower (the “Borrower”), and the Federal Home Loan Mortgage Corporation, also known as Freddie Mac, as the Lender (the “Lender”). Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto in the Loan Agreement.

The undersigned hereby requests that a Loan be made in the aggregate principal amount

of $             on

An updated Servicing Schedule, revised to reflect the acquisition or disposition of any Pledged Servicing acquired or disposed of by the Borrower since the most recently delivered Servicing Schedule, has been delivered pursuant to Section 7.20 of the Loan Agreement. Such Servicing Schedule reflects all Pledged Servicing that constitutes Collateral under the terms and conditions of the Loan Agreement.

The undersigned hereby acknowledges and certifies the following:

1.                                 The delivery of this Notice of Borrowing and the acceptance by the undersigned of the proceeds of the Loan requested hereby constitute a representation and warranty by the undersigned that all conditions precedent to such Loan specified in Article V of the Loan Agreement have been satisfied and will continue to be satisfied after giving effect to such Loan.

2.                                 The Borrower is in compliance with the financial covenants in Section 7.09 both before and after giving effect to any Loan.

3.                                 No Default or Event of Default shall have occurred and be continuing or would result after giving effect to any Loan.

4.                                 Each of the representations and warranties set forth in Article VI are true and correct in all material respects (unless any such representation and warranty is qualified by materiality and then, in such case, the accuracy of such representation and warranty in all respects) as of the date hereof (except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case, such representation or warranty shall have been true or correct as of such date).

Please wire transfer the proceeds of the Loan to the account or accounts and using the instructions set forth in the attached instructions.

[Signature page follows]

The undersigned has caused this Notice of Borrowing to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this            day of          , 20      .

QUICKEN LOANS INC., as the Borrower

By:
Name:
Title:

EXHIBIT E

FORM OF PREPAYMENT NOTICE

[   ], 20

Federal Home Loan Mortgage Corporation

1551 Park Run Drive

McLean, VA 22102

Attention: Director, Direct Lending Program

Re:          Prepayment Date [           ]

Reference is hereby made to the Loan and Security Agreement, dated as of April 30, 2018 (as heretofore amended, the “Loan Agreement”), between Quicken Loans Inc., as the Borrower (the “Borrower”), and the Federal Home Loan Mortgage Corporation, also known as Freddie Mac, as the Lender (the “Lender”). Capitalized terms not otherwise defined herein are used herein as defined in the Loan Agreement.

The Borrower hereby notifies you that pursuant to and in compliance with Section 2.07(b) of the Loan Agreement, it shall make an optional prepayment of Loans outstanding under the Loan Agreement on [    ] 20_ in the amount of $               (the “Prepayment”).

Also included in the prepayment amount shall be a prepayment fee, if applicable, in the amount of $

The undersigned has caused this Prepayment Notice to be executed and delivered by its duly authorized officer as of the date first written above.

QUICKEN LOANS INC., as the Borrower

By:
Name:
Title:

EXHIBIT F

FORM OF COMPLIANCE CERTIFICATE

Federal Home Loan Mortgage Corporation

1551 Park Run Drive

McLean, VA 22102

Attention: Director, Direct Lending Program

Re:          Reporting Date [                 ]

Reference is made to the Loan and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) dated as of April 30, 2018, as amended, and now in effect by and between Quicken Loans Inc. (the “Borrower”) and the Federal Home Loan Mortgage Corporation, also known as Freddie Mac, as the Lender. Terms defined in the Loan Agreement and not otherwise defined herein are used herein as defined in the Loan Agreement.

Pursuant to Section 7.07(d) of the Loan Agreement, the Borrower is furnishing to you herewith (or has recently furnished to you) the financial statements of the Borrower for the fiscal period ended as of the reporting date shown above (the “Reporting Date”). Such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Borrower covered thereby at the date thereof and the results of its operations for the period covered thereby, subject in the case of interim statements only to normal year-end audit adjustments and the addition of footnotes.

The undersigned Responsible Officer of the Borrower has caused the provisions of the Loan Agreement to be reviewed and certifies to the Lender that:

(a)           to the Knowledge of the undersigned no Default or Event of Default has occurred and is continuing[, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto];

(b)           attached hereto as Schedule 1 are computations showing in reasonable detail the calculations demonstrating compliance with the covenants set forth in Section 7.09 of this Agreement, as of the Reporting Date, and to the Knowledge of the undersigned [,except as set forth below,] no event has occurred since the date of the most recent financial statements upon which such covenant compliance was calculated that would cause the Borrower, to no longer be in compliance with said covenants;

(c)           attached hereto as Schedule 2 is a schedule with a description of all Material Debt Facilities, identifying whether it is term or revolving debt and including the name of the lender (or administrative agent), the facility size (or current total commitment), and the maturity date of the facility;

The statements made herein (and in the Schedules attached hereto) shall be deemed to be representations and warranties made in a document for the purposes of Section 6.10 of the Loan Agreement.

The undersigned has caused this Compliance Certificate to be executed and delivered by its duly authorized officer this           day of               , 20        .

QUICKEN LOANS INC., as the Borrower

By:
Name:
Title:

SCHEDULE 1

To form of Compliance Certificate

Financial Covenants:

1.           Calculation: Total Debt for Borrowed Money to Tangible Net Worth (Section 7.09(a)): [               ]

2.           Liquidity of the Borrower (Section 7.09(b)): [               ]

3.           Calculation: Tangible Net Worth of the Borrower (Section 7.09(c)): [               ]

4.           Profitability of the Borrower (Section 7.09(d)): [               ]

Schedule 1-1

SCHEDULE 2

To form of Compliance Certificate

Material Debt Facilities

Exhibit H-1

EXHIBIT G

FORM OF TRIGGER EVENT REPORT

This Trigger Event Report (this “Report”) is delivered to Federal Home Loan Mortgage Corporation (the “Lender”) pursuant to Section 7.07(a)(ii) of the Loan and Security Agreement, dated as of April 30, 2018, by and between Quicken Loans Inc. (the “Borrower”) and Freddie Mac (the “Loan Agreement”). Unless otherwise defined herein, terms used herein have the meaning assigned thereto in the Loan Agreement.

TRIGGER EVENT	DESCRIPTION	TRIGGER	TARGET	ACTUAL	TRIGGER EVENT OCCURRED
Portfolio Delinquency Event

The [Freddie/Fannie] [Ginnie] Portfolio Delinquency Rate means the ratio of (i) the unpaid principal balance of all residential mortgage loans which are serviced by the Borrower for [the Owner and Fannie Mae collectively] [Ginnie Mae] that have monthly payments that are sixty (60) calendar days or more past due (calculated in accordance with the MBA delinquency calculation methodology) to (ii) the unpaid principal balance of all such residential mortgage loans.

As of the end of any calendar month, (a) the Freddie/Fannie Portfolio Delinquency Rate is greater than [***] and (b) the Ginnie Portfolio Delinquency Rate is greater than [***] each for the prior three calendar month period including such month (tested on a rolling basis).

			F/F [***] GM [***]	% %

If the Freddie/Fannie Portfolio Delinquency Rate or the Ginnie Portfolio Delinquency Rate is greater than [***] as applicable, please provide the following information for such portfolio: Unpaid principal balance of all residential mortgage loans which are serviced by the Borrower for the [Owner and Fannie Mae] [Ginnie Mae] that have monthly payments that are 60 days or more past due (calculated in accordance with the MBA delinquency calculation methodology) =
$
Unpaid principal balance of all such residential mortgage loans =
$

Aged Repurchase Trigger	At any time the total aggregate unpaid principal balance of Serviced Loans for which there are Aged Repurchase Requests exceeds [***] of the total unpaid principal balance of	Any determination that Aged Repurchase Requests exceeds [***].	[***]	%

Exhibit H-2

TRIGGER EVENT	DESCRIPTION	TRIGGER	TARGET	ACTUAL	TRIGGER EVENT OCCURRED
all Serviced Loans.
Ginnie Mae cancellation or termination.

Either (a) a Voluntary Cancellation with respect to Ginnie Mae, or (b) the sale or transfer of servicing contract rights constituting more than [***] of the aggregate servicing contract rights of the Borrower with respect to Ginnie Mae.

		Occurrence without Lender consent (not to be unreasonably withheld).	n/a	n/a

The statements made and information provided herein shall be deemed to be representations and warranties made in a document for the purpose of Section 6.10 of the Loan Agreement. The undersigned authorized officer hereby certifies and represents the information set forth above is true and correct in all material respects and has caused this Report to be executed and delivered as of the date set forth below.

QUICKEN LOANS INC., as the Borrower

By:
Name:
Title:
Date:

Exhibit H-3

EXHIBIT H

FORM OF COMMITMENT INCREASE AMENDMENT

AMENDMENT NO. [ I

TO THE LOAN AND SECURITY AGREEMENT

This Amendment No. [    ] to the Loan and Security Agreement, dated as of [          ] [     ], 20[     ] (this “Amendment”), is entered into by and between Quicken Loans Inc., a Michigan corporation (together with its permitted successors and assigns, the “Borrower”), and the Federal Home Loan Mortgage Corporation, also known as Freddie Mac, a government-sponsored enterprise, solely in its capacity as the lender hereunder (the “Lender”).

RECITALS

Lender and Borrower are parties to that certain Loan and Security Agreement, dated as of April 30, 2018 (as amended from time to time, the “Existing Loan and Security Agreement”; and as amended by this Amendment, the “Loan and Security Agreement”).

Lender and Borrower have agreed, subject to the terms and conditions of this Amendment, that the Existing Loan and Security Agreement be amended to increase the Commitment Amount thereunder.

Accordingly, Lender and Borrower hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Loan and Security Agreement is hereby amended as follows:

SECTION 1. Defined Terms. Section 1.01 of the Existing Loan and Security Agreement is hereby amended by deleting the definition of “Commitment Amount” in its entirety and replacing it with the following:

“Commitment Amount” means $[                  ], as the same may be changed from time to time in writing pursuant to the terms hereof.

SECTION 2. Additional Representations and Warranties. The Borrower hereby represents and warrants to the Lender, as of the date hereof:

(a)                   there is no Default or Event of Default that has occurred and is continuing, or would result after giving effect to this Amendment;

(b)                   the Borrower is in compliance with the financial covenants set forth in Section 7.09 of the Loan and Security Agreement, and the execution hereof shall not cause the Borrower to cease to be in compliance with such financial covenants; and

(c)                    Each of the representations and warranties set forth in Article VI of the Loan and Security Agreement are true and correct in all material respects

Exhibit H-1

(unless any such representation and warranty is qualified by materiality and then, in such case, the accuracy of such representation and warranty in all respects) as of the date hereof (except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case, such representation or warranty shall have been true or correct as of such date).

SECTION 3. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Loan and Security Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 4. Counterparts. This Amendment may be executed in any number of counterparts each of which shall constitute one and the same instrument, and each party hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 5. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 6. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Existing Loan and Security Agreement.

SECTION 7. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[SIGNATURE PAGE FOLLOWS]

Exhibit H-2

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

FEDERAL HOME LOAN MORTGAGE CORPORATION, also known as FREDDIE MAC, as Lender

By:
Name:
Title:

QUICKEN LOANS INC., as Borrower

By:
Name:
Title:

Schedule 2-1